Sales Report:Supplement No. 231 dated Jul 06, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, we are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

The prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in the prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

We "incorporate" into the prospectus information we filed with the SEC in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. This means that we disclose important information to you by referring to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is available on our website, www.prosper.com.

The information incorporated by reference is considered to be part of the prospectus. Information contained in the prospectus automatically updates and supersedes previously filed information.

You may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Customer Support, 111 Sutter St, 22nd Floor, San Francisco, CA 94104; telephone number (415) 593-5400; or emailed to support@prosper.com. In addition, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available on our website, www.prosper.com.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 462648
This series of Notes was issued and sold upon the funding of the borrower loan #43278, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,300.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Jun-14-2010
				Auction end date:	Jun-21-2010

Starting lender yield:	28.00%	Starting borrower rate/APR:	29.00% / 32.05%	Starting monthly payment:	$54.48
Final lender yield:	28.00%	Final borrower rate/APR:	29.00% / 32.05%	Final monthly payment:	$54.48

Auction yield range:	16.98% - 28.00%	Estimated loss impact:	26.63%
Lender servicing fee:	1.00%	Estimated return:	1.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1997	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Not employed
Enhanced (1-5):	1	Current / open credit lines:	6 / 6	Length of status:	0y 2m
Credit score:	640-659 (Jun-2010)	Total credit lines:	54	Stated income:	Not employed
Now delinquent:	1	Revolving credit balance:	$0
Amount delinquent:	$785	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	moola-course	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Temporary Bridge Financing
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
MicroLoanGroup has bid a total of $1,045.06 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: It appears that your financial information did not get loaded. - MicroLoanGroup
A: For some reason this information did not save before loading so here it is again: I am a 31-year-old single mother of two children (12, 5). I have two bachelor degrees, as well as two master degrees. Monthly Net Income: $1332 Monthly Expenses: Housing?$1300 [$650 beginning July 1] Car Expense?$389 [I am actively attempting to sell my car] Utilities?N/A Phone?$100 [$50 beginning July 1] Food?federally supplemented Dry products?$40 Gas?$60 (Jun-15-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

alexgalt	$100.00	$100.00	6/15/2010 10:25:33 AM
MicroLoanGroup	$200.00	$200.00	6/18/2010 4:35:29 PM
bst	$33.60	$33.60	6/18/2010 10:28:50 PM
marwadi-62	$25.00	$25.00	6/19/2010 8:17:48 PM
MicroLoanGroup	$50.00	$50.00	6/15/2010 10:24:21 AM
MicroLoanGroup	$250.00	$250.00	6/16/2010 9:32:50 PM
Kash2010lu	$35.00	$35.00	6/17/2010 9:21:19 AM
MicroLoanGroup	$665.00	$545.06	6/18/2010 5:03:22 PM
redhead21	$25.00	$25.00	6/18/2010 7:46:53 PM
bst	$36.34	$36.34	6/20/2010 9:41:20 PM
10 bids
Borrower Payment Dependent Notes Series 463192
This series of Notes was issued and sold upon the funding of the borrower loan #43277, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-21-2010
				Auction end date:	Jun-28-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$223.25
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$223.25

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1993	Debt/Income ratio:	17%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	15 / 15	Length of status:	11y 10m
Credit score:	720-739 (Jun-2010)	Total credit lines:	49	Occupation:	Attorney
Now delinquent:	0	Revolving credit balance:	$90,956	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	kind-liberty-floret	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help with Cash Flow Crunch
I recently incurred an unexpected (or at least unplanned for) expense - a capital contribution requirement for my business.? I have been putting pretty much all of my "disposable" income?into my 401(k) and college plans (for three kids ages 9-11), and did not have enough cash in my savings to make the payment.? My credit card balances are high, though I probably could have aggregated enough cash advances to make the payment, but those rates are high and I did not want to completely max out.? So I borrowed $20,000 from a friend and promised to pay him back by the end of August.? I have since paid back half of the amount; he is now asking if there is any way that I can pay the rest of what I owe him by the end of June.? I don't want to tell him no, since he really stepped up and helped me; but I was counting on my paychecks in July and August to complete paying him back.? I have good income (am an attorney at a law firm - the same firm for the past 10+ years), with over $300K salary ($15K/month after taxes/mortgage).? I am just in a cash flow crunch right now.? I don't want to use my credit card for cash, or ask for an advance from my employer, at least not without trying other options first.? This is my first time trying peer-to-peer lending, and I'm hoping it works; it sure seems like a better deal (for both sides) than a traditional bank loan.? Thanks.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

successful-euro	$30.00	$30.00	6/21/2010 3:53:31 PM
interest-jedi0	$50.00	$50.00	6/21/2010 3:54:41 PM
lagnisiruk	$25.00	$25.00	6/21/2010 3:59:28 PM
nunnie	$25.00	$25.00	6/21/2010 4:04:22 PM
point-zebra	$25.00	$25.00	6/21/2010 4:06:22 PM
yield-seeker	$25.00	$25.00	6/21/2010 4:06:35 PM
SNH	$50.00	$50.00	6/21/2010 3:53:53 PM
loot-heart	$50.00	$50.00	6/21/2010 3:53:40 PM
tntmojave	$25.00	$25.00	6/21/2010 3:54:59 PM
american6	$50.00	$50.00	6/21/2010 3:54:49 PM
hrubinst	$25.00	$25.00	6/21/2010 3:55:58 PM
alpinaut	$25.00	$25.00	6/21/2010 3:58:28 PM
Investitall	$25.00	$25.00	6/21/2010 4:12:52 PM
KeepOnRunning	$50.00	$50.00	6/21/2010 4:14:40 PM
power-defender7	$40.00	$40.00	6/21/2010 3:59:58 PM
Tc11902	$25.00	$25.00	6/21/2010 4:00:59 PM
red-trade-cologne	$25.00	$25.00	6/21/2010 4:01:50 PM
the-silver-blaster	$25.00	$25.00	6/21/2010 4:17:42 PM
nuclearmoose	$25.00	$25.00	6/21/2010 4:17:49 PM
relentless-penny	$50.00	$50.00	6/21/2010 4:05:37 PM
head	$25.00	$25.00	6/21/2010 4:04:27 PM
FlexFunding	$100.00	$100.00	6/21/2010 4:05:58 PM
orderly-loot	$25.00	$25.00	6/21/2010 4:07:04 PM
UT-Longhorn	$25.00	$25.00	6/21/2010 4:08:54 PM
szetowski	$25.00	$25.00	6/21/2010 4:09:21 PM
simplelender80	$100.00	$100.00	6/21/2010 4:09:44 PM
gojackgo	$50.00	$50.00	6/21/2010 4:11:01 PM
djs81	$34.62	$34.62	6/21/2010 4:11:53 PM
treasure-generator	$25.00	$25.00	6/21/2010 4:41:49 PM
Searlzy	$25.00	$25.00	6/21/2010 4:11:43 PM
bayareainv	$25.78	$25.78	6/21/2010 4:11:46 PM
degster	$25.00	$25.00	6/21/2010 4:13:55 PM
majormoves1	$25.00	$25.00	6/21/2010 4:13:00 PM
virtualbank	$25.00	$25.00	6/21/2010 4:13:42 PM
scott73	$25.00	$25.00	6/21/2010 4:13:52 PM
bruin558	$60.00	$60.00	6/21/2010 4:16:06 PM
engaging-worth	$25.00	$25.00	6/21/2010 4:14:08 PM
elasermd	$100.00	$100.00	6/21/2010 4:19:25 PM
ctgscott	$25.00	$25.00	6/21/2010 4:20:49 PM
mrbanker	$100.00	$100.00	6/21/2010 4:21:15 PM
jangalt	$72.00	$72.00	6/21/2010 4:20:16 PM
buckyhead2000	$25.00	$25.00	6/21/2010 4:20:54 PM
Global2010	$50.00	$50.00	6/21/2010 4:21:44 PM
quirky	$25.00	$25.00	6/21/2010 4:22:30 PM
decisive-capital	$100.00	$100.00	6/21/2010 4:52:00 PM
jasperpants	$25.00	$25.00	6/21/2010 4:52:23 PM
the-transaction-stronghold	$50.00	$50.00	6/21/2010 4:23:51 PM
KiwiElf	$30.00	$30.00	6/21/2010 4:52:53 PM
p1k4blu	$25.00	$25.00	6/21/2010 4:53:07 PM
Veggie_Monkey	$25.00	$25.00	6/21/2010 4:41:02 PM
CPAMAN	$25.00	$25.00	6/21/2010 4:41:13 PM
murren	$25.00	$25.00	6/21/2010 4:41:59 PM
Sixmil	$25.00	$25.00	6/21/2010 4:56:09 PM
zeelender	$25.00	$25.00	6/21/2010 4:56:24 PM
shawndw	$35.00	$35.00	6/21/2010 4:50:03 PM
Barbaro	$25.00	$25.00	6/21/2010 4:52:30 PM
johannesfactotum	$25.00	$25.00	6/21/2010 4:52:26 PM
kenji4861	$25.00	$25.00	6/21/2010 5:05:34 PM
social-comet7	$25.00	$25.00	6/21/2010 4:52:37 PM
Syndication	$25.00	$25.00	6/21/2010 5:07:20 PM
GElender	$35.32	$35.32	6/21/2010 5:08:33 PM
divedude	$25.00	$25.00	6/21/2010 4:56:47 PM
flwah	$25.00	$25.00	6/21/2010 4:57:32 PM
don8ter	$60.00	$60.00	6/21/2010 4:57:57 PM
gigabit	$50.00	$50.00	6/21/2010 5:15:19 PM
easylender	$25.00	$25.00	6/21/2010 5:00:31 PM
DadWarbucks	$25.00	$25.00	6/21/2010 5:00:33 PM
seattleslug	$30.00	$30.00	6/21/2010 5:00:40 PM
ElChico124	$25.00	$25.00	6/21/2010 5:00:26 PM
faldska	$25.00	$25.00	6/21/2010 5:00:38 PM
dharma1	$25.00	$25.00	6/21/2010 5:05:45 PM
the-profit-oracle	$25.00	$25.00	6/21/2010 5:08:50 PM
skuba	$50.00	$50.00	6/21/2010 9:51:11 PM
pawsitive	$25.00	$25.00	6/21/2010 10:06:13 PM
donloah	$25.00	$25.00	6/21/2010 10:07:56 PM
RB_Double-A_Bravo	$25.00	$25.00	6/21/2010 10:08:13 PM
inspired-contract9	$50.00	$50.00	6/21/2010 5:15:58 PM
DeathScythe676	$25.00	$25.00	6/21/2010 10:21:28 PM
jdashv	$25.00	$25.00	6/21/2010 10:21:45 PM
martalli	$25.00	$25.00	6/21/2010 10:23:19 PM
Artist_Blue	$25.00	$25.00	6/21/2010 6:49:58 PM
a-finance-nirvana	$25.00	$25.00	6/21/2010 10:33:50 PM
ChicoBob	$36.87	$36.87	6/21/2010 7:19:38 PM
pavelz	$36.25	$36.25	6/21/2010 6:50:01 PM
zaxsan	$25.00	$25.00	6/22/2010 4:24:36 AM
Dahlozer	$25.00	$25.00	6/22/2010 5:30:35 AM
Divot	$25.00	$25.00	6/22/2010 5:40:40 AM
Gunny89	$25.00	$25.00	6/21/2010 9:51:34 PM
Phantom99	$25.00	$25.00	6/21/2010 10:21:29 PM
GreenHill	$25.00	$25.00	6/22/2010 7:54:34 AM
pbo922	$25.00	$25.00	6/22/2010 7:59:26 AM
mrzz	$25.00	$25.00	6/21/2010 10:21:24 PM
think-become	$25.00	$25.00	6/21/2010 10:35:17 PM
smartie1	$25.00	$25.00	6/22/2010 9:45:52 AM
Tradesmanlender	$25.00	$25.00	6/22/2010 9:46:20 AM
Binan	$25.00	$25.00	6/21/2010 10:36:42 PM
LenderByDay	$25.00	$25.00	6/22/2010 5:30:31 AM
huorn	$25.00	$25.00	6/22/2010 3:55:48 AM
syounker	$25.00	$25.00	6/22/2010 6:54:40 AM
peace-cadence	$25.00	$25.00	6/22/2010 7:09:54 AM
nikkiesgrandma	$50.00	$50.00	6/22/2010 5:34:32 AM
fervent-repayment	$25.00	$25.00	6/22/2010 6:14:32 AM
jscope	$25.00	$25.00	6/22/2010 7:54:33 AM
peso-windmill	$50.00	$50.00	6/22/2010 9:34:49 AM
enthralling-deal180	$100.00	$100.00	6/22/2010 9:35:13 AM
new-return-faire	$50.00	$50.00	6/22/2010 9:48:54 AM
Captain88	$25.00	$2.00	6/22/2010 12:25:29 PM
discrete-asset	$25.00	$25.00	6/22/2010 10:50:23 AM
trumpeter7	$50.00	$50.00	6/22/2010 12:00:41 PM
forthright-principal2	$25.00	$25.00	6/22/2010 4:11:54 PM
Tc11902	$100.00	$100.00	6/24/2010 7:01:42 AM
dmitriy2	$25.00	$25.00	6/25/2010 11:59:46 AM
CharliesHobbies	$25.00	$25.00	6/25/2010 10:10:38 AM
blLending	$25.00	$25.00	6/25/2010 10:18:05 PM
orgy63	$25.00	$25.00	6/21/2010 3:53:48 PM
flexible-value	$28.00	$28.00	6/21/2010 3:55:02 PM
studious-bonus7	$50.00	$50.00	6/21/2010 3:55:46 PM
Havana21	$25.00	$25.00	6/21/2010 3:59:10 PM
fair-funds	$25.00	$25.00	6/21/2010 4:00:49 PM
delicious-social132	$25.00	$25.00	6/21/2010 4:03:10 PM
alexstar	$25.00	$25.00	6/21/2010 3:54:20 PM
treasure-hunter270	$25.00	$25.00	6/21/2010 3:54:00 PM
hookUup	$25.00	$25.00	6/21/2010 4:08:27 PM
mlopez2007	$25.00	$25.00	6/21/2010 3:54:12 PM
Avala	$50.00	$50.00	6/21/2010 3:56:18 PM
bchen78875	$25.00	$25.00	6/21/2010 4:10:20 PM
personal-lender	$25.00	$25.00	6/21/2010 3:57:48 PM
skvat	$25.00	$25.00	6/21/2010 3:58:51 PM
BankOfFrankFairness	$50.00	$50.00	6/21/2010 4:12:55 PM
langdonx	$25.00	$25.00	6/21/2010 4:13:06 PM
OLYVRC	$25.00	$25.00	6/21/2010 4:13:32 PM
unclejaef	$25.00	$25.00	6/21/2010 4:13:44 PM
NATIVEBORN	$25.00	$25.00	6/21/2010 4:13:59 PM
tekkie2412	$25.00	$25.00	6/21/2010 4:15:59 PM
riproaringrapids	$25.00	$25.00	6/21/2010 4:03:45 PM
bountiful-durability	$100.00	$100.00	6/21/2010 4:05:49 PM
j2ee	$25.00	$25.00	6/21/2010 4:11:06 PM
sajitk	$25.00	$25.00	6/21/2010 4:12:25 PM
JJS180	$25.00	$25.00	6/21/2010 4:13:14 PM
credit-investor5	$100.00	$100.00	6/21/2010 4:12:00 PM
tolstoy00	$25.00	$25.00	6/21/2010 4:13:39 PM
TK4	$25.00	$25.00	6/21/2010 4:13:48 PM
blukestrel	$25.00	$25.00	6/21/2010 4:12:28 PM
Castellan	$25.00	$25.00	6/21/2010 4:13:02 PM
salala	$25.00	$25.00	6/21/2010 4:13:28 PM
museic1	$25.00	$25.00	6/21/2010 4:13:36 PM
interest-exec9	$25.00	$25.00	6/21/2010 4:16:23 PM
spsavage	$25.00	$25.00	6/21/2010 4:46:38 PM
dumbass	$25.00	$25.00	6/21/2010 4:19:33 PM
leftcoast52	$25.00	$25.00	6/21/2010 4:19:19 PM
jamschmidt	$25.00	$25.00	6/21/2010 4:48:09 PM
budyzr	$25.00	$25.00	6/21/2010 4:20:19 PM
bmcg	$25.00	$25.00	6/21/2010 4:52:34 PM
morpholog	$25.00	$25.00	6/21/2010 4:53:10 PM
impartial-deal	$25.00	$25.00	6/21/2010 4:53:35 PM
ThomasC	$25.00	$25.00	6/21/2010 4:40:37 PM
Heiko	$25.00	$25.00	6/21/2010 4:54:08 PM
dartmouth99	$25.00	$25.00	6/21/2010 4:46:14 PM
Zoramite	$25.00	$25.00	6/21/2010 4:46:51 PM
kmwvma	$25.00	$25.00	6/21/2010 4:46:59 PM
lostontheedge	$25.00	$25.00	6/21/2010 5:00:28 PM
mizount	$25.00	$25.00	6/21/2010 5:00:43 PM
stolan	$25.00	$25.00	6/21/2010 4:49:19 PM
new-reward-sequoia	$25.00	$25.00	6/21/2010 4:50:16 PM
a-responsible-return	$25.00	$25.00	6/21/2010 4:51:10 PM
tsui517	$25.00	$25.00	6/21/2010 4:51:52 PM
help_each_other	$25.00	$25.00	6/21/2010 5:05:04 PM
L-vex	$25.00	$25.00	6/21/2010 4:52:14 PM
brstern2	$25.00	$25.00	6/21/2010 4:52:32 PM
meux99	$25.00	$25.00	6/21/2010 5:05:36 PM
Jassi	$25.00	$25.00	6/21/2010 4:53:32 PM
outtahoth2o	$100.00	$100.00	6/21/2010 4:53:40 PM
ichibon	$75.00	$75.00	6/21/2010 5:07:37 PM
rmachi	$25.00	$25.00	6/21/2010 4:56:03 PM
wise-silver-wonder	$25.00	$25.00	6/21/2010 4:59:24 PM
latestone	$25.00	$25.00	6/21/2010 5:00:41 PM
Ivan2007	$25.00	$25.00	6/21/2010 5:05:50 PM
Zoomie	$25.00	$25.00	6/21/2010 9:51:27 PM
acropiloterau2002	$25.00	$25.00	6/21/2010 10:07:20 PM
BooFoo22	$25.00	$25.00	6/21/2010 5:17:07 PM
a-wealth-visionary	$25.00	$25.00	6/21/2010 5:39:47 PM
RandyL3	$33.00	$33.00	6/21/2010 10:22:39 PM
albatross897	$25.00	$25.00	6/21/2010 5:49:34 PM
Rdodson11	$25.00	$25.00	6/21/2010 7:19:33 PM
sisterkate	$25.00	$25.00	6/21/2010 9:51:16 PM
thedoctor	$64.78	$64.78	6/21/2010 9:51:25 PM
rcr549	$25.00	$25.00	6/22/2010 5:49:36 AM
SkiNZ	$25.00	$25.00	6/21/2010 9:51:20 PM
revmax	$25.00	$25.00	6/21/2010 10:20:32 PM
meenan	$25.00	$25.00	6/21/2010 10:21:10 PM
BMP	$25.00	$25.00	6/21/2010 10:08:09 PM
surfhoss644	$50.00	$50.00	6/22/2010 7:54:37 AM
dontscrewmeover1	$25.00	$25.00	6/21/2010 10:34:42 PM
MikeB918	$25.00	$25.00	6/21/2010 10:21:41 PM
tech310	$50.00	$50.00	6/22/2010 12:19:32 AM
Aeroman32	$25.00	$25.00	6/22/2010 9:17:29 AM
Sam65	$25.00	$25.00	6/21/2010 10:35:14 PM
djh47a	$25.00	$25.00	6/22/2010 5:09:30 AM
balanced-bill7	$58.85	$58.85	6/22/2010 6:21:42 AM
Comoparklender	$27.23	$27.23	6/22/2010 7:15:26 AM
unassuming-note	$25.00	$25.00	6/22/2010 9:35:03 AM
Railbird	$25.00	$25.00	6/22/2010 9:35:39 AM
radforj22	$25.00	$25.00	6/22/2010 10:55:12 AM
KDW08	$25.00	$25.00	6/22/2010 12:54:11 PM
Aethelwolf	$25.00	$25.00	6/22/2010 10:10:09 AM
Hutpit	$35.30	$35.30	6/22/2010 11:09:36 AM
felicity-loyalist0	$25.00	$25.00	6/24/2010 5:53:46 PM
bondhedger	$25.00	$25.00	6/24/2010 9:34:57 PM
Spiv_51	$25.00	$25.00	6/26/2010 3:36:24 AM
lucrative-coin	$50.00	$50.00	6/26/2010 8:02:34 AM
MonkeyHero	$25.00	$25.00	6/26/2010 9:57:49 AM
1phantom	$50.00	$50.00	6/27/2010 8:48:33 AM
emjaybee	$25.00	$25.00	6/27/2010 7:27:30 PM
wwwUniversal	$25.00	$25.00	6/28/2010 10:12:41 AM
214 bids
Borrower Payment Dependent Notes Series 463352
This series of Notes was issued and sold upon the funding of the borrower loan #43295, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jun-22-2010
				Auction end date:	Jun-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	29.00%	Final borrower rate/APR:	30.00% / 34.03%	Final monthly payment:	$42.45

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	19.69%
Lender servicing fee:	1.00%	Estimated return:	9.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2005	Debt/Income ratio:	38%
Basic (1-10):	4	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	12 / 9	Length of status:	1y 10m
Credit score:	640-659 (Jun-2010)	Total credit lines:	19	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$4,238	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	a-diversification-flute	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?pay off all my credit cards so I can have one monthly payment

My financial situation:
I am a good candidate for this loan because?I make good money but it is hard to manage so many payments.

Monthly net income: $ 2120.00

Monthly expenses: $
??Housing: $ 700
??Insurance: $ 124
??Car expenses: $ 450
??Utilities: $ 50
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Your profile shows (6) inquiries within the previous six months. Would you please explain what these were for; were these for additional store and/or credit accounts? Thanks, in advance, for your response. - Catz_aplenty
A: I tried applying for a few credit cards with better interest rates than the ones I have now so I could get my debt down. I also had to apply for a new car loan. (Jun-27-2010)
Q: Hi, what is the interest rate on the card you want to pay off? thanks. - interest88
A: The rate on my credit card is 29.99% (Jun-27-2010)
Q: I would lime to pay this in full for you but how is 1000 going to pay off all your debt when you owe over 4000 dollars? Thanks - MrVegas
A: Because I tried first to get $5000 so I could cover everything, and no one bid on it. So I tried for a lower amount to get started. (Jun-27-2010)
Q: cute picture, are you the doublemint twins? 8-) - shrewd-income
A: Shes my sister! haha but were not twins, she's four years older (Jun-28-2010)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

realtormoises	$25.00	$25.00	6/25/2010 9:42:51 AM
order-bee1	$25.00	$25.00	6/26/2010 10:14:27 PM
Catalina_Enterprises	$75.00	$75.00	6/27/2010 10:43:33 PM
leverage-britches	$25.00	$25.00	6/28/2010 9:46:33 PM
sudeep104	$25.00	$25.00	6/29/2010 7:18:37 AM
exchange-cowbell5	$25.00	$25.00	6/29/2010 8:00:30 AM
FarmersBank	$25.00	$19.04	6/29/2010 8:24:32 AM
order-bee1	$475.00	$475.00	6/29/2010 9:47:25 AM
DonDiego	$25.00	$25.00	6/25/2010 6:51:27 PM
bankrushing	$55.96	$55.96	6/27/2010 11:57:12 PM
ore-dojo	$25.00	$25.00	6/28/2010 11:02:46 AM
shrewd-income	$50.00	$50.00	6/28/2010 2:29:11 PM
DonDiego	$25.00	$25.00	6/28/2010 4:04:48 PM
vigilance-searcher	$25.00	$25.00	6/28/2010 9:57:17 PM
RadarLuv	$25.00	$25.00	6/29/2010 5:16:56 AM
Leshan	$25.00	$25.00	6/29/2010 7:57:56 AM
RecoveryLender	$25.00	$25.00	6/29/2010 9:49:53 AM
rospa	$25.00	$25.00	6/29/2010 9:48:35 AM
18 bids
Borrower Payment Dependent Notes Series 463640
This series of Notes was issued and sold upon the funding of the borrower loan #43360, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jun-24-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	33.28%	Starting borrower rate/APR:	34.28% / 36.72%	Starting monthly payment:	$89.66
Final lender yield:	23.00%	Final borrower rate/APR:	24.00% / 26.29%	Final monthly payment:	$78.47

Auction yield range:	13.98% - 33.28%	Estimated loss impact:	15.04%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2007	Debt/Income ratio:	32%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	1 / 1	Length of status:	5y 9m
Credit score:	640-659 (Jun-2010)	Total credit lines:	5	Occupation:	Bus Driver
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	SciFiTrooper	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	16 ( 84% )	640-659 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	3 ( 16% )	520-539 (Jun-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	19
Description
Need to fix Transmission on my car.
Purpose of loan:
This loan will be used to fix the transmission that went out on my car. Please help me get it fixed! This will also greatly help me continue to build my credit, as this web site has done in the past by helping to bring my credit up more than 100 points!

My financial situation:
I am a good candidate for this loan because I have used this web site in the past and it was great. Helped me with my credit, and I was able to pay the loan back early. Also I am currently a lender on Prosper.

Monthly net income: $ 1,100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi: Can you talk about your sources ofincome and plans to repay the loan? Thanks. - courteous-bazaar
A: Currently I am a full time bus driver. I do not really nead this loan, however I am working hard at improving my credit. So I figured I would use prosper again to help me. The last loan I had here on prosper, I was able to pay off early, and improve my credit. (Jun-30-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SolarMoonshine	$25.00	$25.00	6/25/2010 9:55:45 AM
wlm3012	$25.00	$25.00	6/26/2010 11:52:58 AM
exchange-cowbell5	$25.00	$25.00	6/27/2010 6:34:17 PM
superb-kindness2	$25.00	$25.00	6/27/2010 9:35:38 PM
durable-economy2	$25.00	$25.00	6/30/2010 7:14:13 AM
Mikale360	$25.00	$25.00	7/1/2010 6:34:20 AM
Amber_Stone	$25.00	$25.00	7/1/2010 7:04:46 AM
OGS_Capital	$25.00	$25.00	7/1/2010 8:18:39 AM
wild-orange	$25.00	$25.00	7/1/2010 11:09:35 AM
baldwinms	$25.00	$25.00	7/1/2010 9:39:26 AM
umphtydunkie	$150.00	$150.00	7/1/2010 8:35:17 AM
evergreen16	$70.00	$36.59	7/1/2010 11:20:00 AM
debbymcc	$25.00	$25.00	7/1/2010 2:30:00 PM
ferengi_finance	$54.46	$54.46	7/1/2010 1:51:31 PM
Tahoeman	$25.00	$25.00	7/1/2010 3:28:30 PM
cbivitz	$200.00	$200.00	7/1/2010 3:44:56 PM
exchange-cowbell5	$25.00	$25.00	7/1/2010 3:47:59 PM
enthusiastic-balance5	$200.00	$200.00	7/1/2010 2:31:59 PM
rlaboy	$25.00	$25.00	7/1/2010 2:32:54 PM
BlessedEveryDay	$25.00	$25.00	7/1/2010 1:43:48 PM
houli123	$25.00	$25.00	7/1/2010 2:15:49 PM
Asian-Persuasion	$25.00	$25.00	7/1/2010 2:58:34 PM
goodhearted-basis4	$25.00	$25.00	7/1/2010 3:49:53 PM
wlm3012	$25.00	$25.00	6/26/2010 11:55:58 AM
RedCentre	$100.00	$100.00	6/27/2010 9:19:20 AM
loanman2007	$100.00	$100.00	6/28/2010 5:16:31 AM
pathcrx	$25.00	$25.00	6/30/2010 1:46:11 AM
transaction-circuit	$25.00	$25.00	6/30/2010 4:10:36 PM
BDS	$40.00	$40.00	6/30/2010 5:50:49 PM
edts13	$100.00	$100.00	6/30/2010 9:23:23 PM
CaliforniaSun	$25.00	$25.00	7/1/2010 11:06:20 AM
Leshan	$200.00	$200.00	7/1/2010 8:55:51 AM
FinanceEngine	$25.00	$25.00	7/1/2010 3:19:08 PM
mammalian4	$50.00	$50.00	7/1/2010 2:20:00 PM
Engineer44	$25.00	$25.00	7/1/2010 3:48:40 PM
RKLFinancial	$86.38	$86.38	7/1/2010 3:32:20 PM
Engineer44	$25.00	$25.00	7/1/2010 3:49:14 PM
rockhound84	$25.00	$25.00	7/1/2010 2:04:47 PM
PCity-LOA15	$32.57	$32.57	7/1/2010 3:07:01 PM
39 bids
Borrower Payment Dependent Notes Series 463670
This series of Notes was issued and sold upon the funding of the borrower loan #43272, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jun-24-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	28.00%	Final borrower rate/APR:	29.00% / 31.36%	Final monthly payment:	$125.72

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	19.63%
Lender servicing fee:	1.00%	Estimated return:	8.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2005	Debt/Income ratio:	26%
Basic (1-10):	4	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	3 / 3	Length of status:	3y 8m
Credit score:	680-699 (Jun-2010)	Total credit lines:	6	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$696	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	drprnr	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 94% )	680-699 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	2 ( 6% )	600-619 (Jul-2007)
Principal balance:	$353.22	31+ days late:	0 ( 0% )
Total payments billed:	33
Description
GET A USED, RELIABL CAR FOR FAMILY
Purpose of loan:
This loan will be used to BUY A USED, RELIABLE?FAMILY CAR. I HAVE A JEEP THAT GETS 14 MPG?NOW, BUT I NEED A CAR THAT WILL GET 30 MPG. I NEED IT FOR BACK AND FORTH TO WORK, AND AROUND TOWN.

My financial situation:
I am a good candidate for this loan because MY LAST PROSPER LOAN?IS ALMOST PAID OFF AND WAS NEVER?LATE. GOING FOR A SMALL AMOUNT, AND EASY PAY OFF. LOOKING TO BUILD MORE OF MY CREDIT.?

Monthly net income: $ 2000

Monthly expenses: $
??Housing: $
??Insurance: $ 100
??Car expenses: $ 300
??Utilities: $
??Phone, cable, internet: $ 100
??Food, entertainment: $100
??Clothing, household expenses $
??Credit cards and other loans: $ 150
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: Yes I do, on 23 and have decent credit score. I have one loan I am one payment away from paying off now. I'm getting this one to get a car and boost my credit. (Jun-28-2010)
Q: Thanks, what is your total outstanding debt? What are your monthly debt payments? What is your gross income? - interest88
A: I have a jeep loan for about $9500 prosper I owe $200 and another loan for $500 all of witch I will pay off if I get this loan with exception of jeep. Monthly payments on jeep is $250 and the other one is $50 and prosper is $100. My gross monthly income is around $2500 (Jun-29-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fortytwo	$200.00	$200.00	6/24/2010 3:52:29 PM
genuine-integrity0	$31.58	$31.58	6/26/2010 7:24:17 AM
wlm3012	$25.00	$25.00	6/26/2010 2:42:25 PM
jhouman	$25.00	$25.00	6/28/2010 4:14:21 PM
eronyc	$25.00	$25.00	6/30/2010 1:59:26 AM
genuine-integrity0	$25.00	$25.00	6/30/2010 3:42:11 PM
enthusiastic-balance5	$200.00	$200.00	6/30/2010 11:23:59 AM
finance-prescription	$200.00	$200.00	7/1/2010 5:04:58 AM
order-bee1	$200.00	$200.00	7/1/2010 4:14:23 AM
coasterman	$25.00	$25.00	7/1/2010 9:12:24 AM
cbivitz	$300.00	$300.00	7/1/2010 6:15:09 AM
Mikale360	$25.00	$25.00	7/1/2010 6:36:59 AM
wild-orange	$25.00	$25.00	7/1/2010 11:08:45 AM
best-point-flow	$100.00	$100.00	7/1/2010 9:53:59 AM
icanhasloanz	$150.00	$150.00	7/1/2010 11:46:31 AM
JayIsABear	$31.05	$31.05	7/1/2010 11:40:03 AM
icanhasloanz	$150.00	$150.00	7/1/2010 11:51:54 AM
peso-miser	$27.33	$27.33	7/1/2010 2:44:14 PM
WonByOne	$120.62	$120.62	7/1/2010 12:36:02 PM
PotBellyPete	$40.00	$40.00	7/1/2010 1:13:47 PM
rockhound84	$25.00	$25.00	7/1/2010 2:07:34 PM
exchange-cowbell5	$25.00	$25.00	7/1/2010 3:42:33 PM
realtormoises	$25.00	$25.00	6/25/2010 9:49:21 AM
UCLA4life	$25.00	$25.00	6/28/2010 4:14:02 PM
mybackyard	$52.17	$52.17	6/28/2010 1:02:05 PM
myutmost	$25.00	$25.00	6/28/2010 6:36:58 PM
jhouman	$25.00	$25.00	6/30/2010 3:16:05 AM
peb44	$50.00	$50.00	6/30/2010 9:01:09 AM
MrPie	$25.00	$25.00	6/30/2010 12:37:36 PM
Kash2010lu	$50.00	$50.00	6/30/2010 12:39:42 PM
Leshan	$200.00	$200.00	7/1/2010 8:57:32 AM
FASTIZIO_P	$100.00	$100.00	7/1/2010 10:21:54 AM
CaliforniaSun	$25.00	$25.00	7/1/2010 11:10:06 AM
Champion_Lending	$25.00	$25.00	7/1/2010 12:13:54 PM
jhernand17	$25.00	$25.00	7/1/2010 2:08:44 PM
ultimate-dough0	$25.00	$25.00	7/1/2010 2:49:20 PM
grampy48	$50.00	$50.00	7/1/2010 1:34:12 PM
Kash2010lu	$35.00	$35.00	7/1/2010 3:30:11 PM
ddoneday	$25.00	$25.00	7/1/2010 2:04:27 PM
unger	$50.00	$50.00	7/1/2010 3:40:54 PM
daekpon	$25.00	$25.00	7/1/2010 2:14:18 PM
lucrative-loan	$150.00	$137.25	7/1/2010 2:50:36 PM
exchange-cowbell5	$25.00	$25.00	7/1/2010 3:48:29 PM
43 bids
Borrower Payment Dependent Notes Series 463682
This series of Notes was issued and sold upon the funding of the borrower loan #43298, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%	Auction start date:	Jun-24-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$280.46
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$280.46

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2005	Debt/Income ratio:	51%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	2y 4m
Credit score:	600-619 (Jun-2010)	Total credit lines:	24	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$9,472	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	jeremyktp	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	600-619 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	620-639 (Apr-2008)
Principal balance:	$2,669.72	31+ days late:	0 ( 0% )
Total payments billed:	25
Description
Complete Debt Consolidation
Purpose of loan:
This loan will be used to pay off all of my credit cards. This will lower my monthly expenses by roughly $100/month and it will allow us to have an "end date" on all of our debt and allow us to move forward and finally be done with past mistakes.

What I'm Paying Off:

USBank: $6,000
Chase: $2,400
Capital One: $450
Discover: $450

Total that is $9300. I'm requesting $6500 and after the 1% fee would bring me at $6,435. To cover the remaing $2,900 I am doing the following:

Sell my Jeep: $2,100-$2,300
Sell my Computer: $150
Sell my Sound System: $100
Additional OverTime at work: $600

My financial situation:
My wife and I have returned to school (we did not quit working, have just decided to continue education to better ourselves) and when first enrolled we were not eligible for financial aid and had numerous automotive issues all in succession, so we became dependent on credit cards. We are now able to get aid and scholarships so we want to consolidate this all and have all of our debt before we start a family in about 3 years - at which time I will have graduated.

Why Me?
I am a good candidate for this loan because we have had our current prosper loan for over 2 years and never missed a payment. We have had other installment loans and credit cards and NEVER missed a payment. No matter what happens, we put our payments at the top of our financial priority list. The reason my credit score is lower is because of credit card debt. This loan will assist in this being taken care of. I am trying to correct mistakes we have made in the past. I'm attending school in the Finance program and will follow my dream of obtaining an MBA after I have some experience. To show how dedicated I am to correcting our mistakes and to providing a better future, last semester I obtained a 3.67 GPA while taking 21 credits and working over 50 hours a week. I finally realized how important it is to do what I want to do - not what others think I should settle for. I'm taking that attitude to my entire life and this loan would be yet another step in the right direction for us.

Monthly net income: $ 1,700

Monthly expenses: $
??Housing: $600
??Insurance: $60
??Car expenses: $0
??Utilities: $100
??Phone, cable, internet: free$
??Food, entertainment: $30
??Clothing, household expenses $30
??Credit cards and other loans: $500
??Other expenses: $0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: There is absolutely no way I will ever miss a payment. In the 2 years I've had my existing Prosper loan things have come up. There's been times I've been extremely tight. However, I know how important it is to stay current and making every single payment so I do what is necessary to make sure ALL of my bills are paid on time, ever time. (Jun-28-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

marinbb	$50.00	$50.00	6/28/2010 8:08:17 PM
OldManP	$25.00	$25.00	7/1/2010 12:20:02 PM
jhouman	$25.00	$25.00	6/30/2010 3:16:06 AM
realtormoises	$25.00	$25.00	6/30/2010 9:45:45 PM
currency-bumblebee	$100.00	$100.00	7/1/2010 5:16:37 AM
houli123	$6,200.00	$5,925.00	7/1/2010 3:40:46 PM
five-star-note	$50.00	$50.00	7/1/2010 3:41:31 PM
7 bids
Borrower Payment Dependent Notes Series 463746
This series of Notes was issued and sold upon the funding of the borrower loan #43286, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-22-2010
				Auction end date:	Jun-29-2010

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$253.95
Final lender yield:	26.25%	Final borrower rate/APR:	27.25% / 29.59%	Final monthly payment:	$253.95

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1968	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	6 / 3	Length of status:	20y 5m
Credit score:	680-699 (Jun-2010)	Total credit lines:	11	Occupation:	Sales - Commission
Now delinquent:	1	Revolving credit balance:	$970	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	13%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	affluence-revelry	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Terminator/Investor-To-Be
Purpose of loan:
Reasons are two-fold: 1) Consolidate current debt [credit cards (~$2,000); past medical debt (~$3,000)] and 2) small business purchase (real estate investment software/partnership with luxury property investor (~$1,000)

My financial situation:
When I checked my credit scores in March, 2010, my Experian score was 737 (not sure why it?s been reported a bit lower according to Prosper).Much of the debt, credit card charges formerly incurred were due to past medical co-pays, bills, etc.Most of it has been steadily paid down over the past 3-4 years.The consolidation will enable me to spend more time in a new (very lucrative) investor partnership and not be burdened ? time and expense wise - with working down the remaining debt at ~$1,275/month.More than likely, once I?ve partnered with my investor, I?ll be able to pay back the loan relatively quickly (~90 days or so) as these are high-end, luxury properties.IN ADDITION ? I?M WILLING TO CUT MY LENDER IN FOR A 10% SHARE OF THE PROFIT ON MY FIRST DEAL?.JUST AS A ?THANK YOU? FOR GIVING ME THIS CHANCE

Monthly net income: ~$3,000

Monthly expenses: ~$2,450
??Housing: $300
??Insurance: $90
??Car expenses: $ none
??Utilities: $100
??Phone, cable, internet: $ 160
??Food, entertainment: $165
??Clothing, household expenses $150
??Credit cards and other loans: $ 1,275
??Other expenses: $ 210
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Can you please explain the delinquencies?. - principal-star
A: Much of the debt----and delinquencies----are due to unexpected medical bills, co-payments, etc. These, naturally, took precedence over other creditor payments at times, causing the delinquencies. To date, I'm current with all creditor payments and have been over the past few years. (Jun-26-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

successful-euro	$30.00	$30.00	6/22/2010 9:56:19 AM
burrito6	$25.00	$25.00	6/22/2010 9:58:44 AM
top-historic-peso	$26.00	$26.00	6/22/2010 10:03:59 AM
AF-Chief	$28.00	$28.00	6/22/2010 9:54:50 AM
relentless-penny	$25.00	$25.00	6/22/2010 9:57:59 AM
IntrepidInvestment	$50.00	$50.00	6/22/2010 9:58:50 AM
SNH	$50.00	$50.00	6/22/2010 10:03:53 AM
knight3136	$25.00	$25.00	6/22/2010 12:52:45 PM
bountiful-durability	$50.00	$50.00	6/22/2010 12:52:58 PM
washboard1	$51.00	$51.00	6/22/2010 6:44:39 PM
DreDub	$50.00	$50.00	6/22/2010 4:30:41 PM
InvestorPartners	$25.00	$25.00	6/23/2010 10:05:41 AM
dreemin	$50.00	$50.00	6/22/2010 11:50:57 PM
GreenNotes	$25.36	$25.36	6/23/2010 11:00:48 AM
momoney2lend	$25.00	$25.00	6/23/2010 10:34:35 AM
seisen	$50.00	$50.00	6/23/2010 10:38:44 AM
stock106	$30.00	$30.00	6/23/2010 10:52:10 AM
purdue98	$25.00	$25.00	6/23/2010 11:19:35 AM
valiant-liberty4	$25.00	$25.00	6/23/2010 11:15:18 AM
NELNET	$27.73	$27.73	6/23/2010 1:00:19 PM
mydreamsagain	$25.00	$25.00	6/23/2010 1:02:07 PM
auction-workhorse679	$25.00	$25.00	6/23/2010 12:54:28 PM
ticketman2	$25.00	$25.00	6/23/2010 1:00:20 PM
Dubbs360	$41.13	$41.13	6/23/2010 1:44:36 PM
JGB	$83.99	$83.99	6/23/2010 2:29:50 PM
life-is-great	$25.00	$25.00	6/23/2010 3:10:54 PM
treasure-bliss	$25.00	$25.00	6/23/2010 4:03:14 PM
IIP77	$25.00	$25.00	6/23/2010 4:03:48 PM
Cypher041	$25.00	$25.00	6/24/2010 10:23:16 AM
delivery	$25.00	$25.00	6/24/2010 10:10:49 AM
first-upright-payout	$25.00	$25.00	6/24/2010 11:46:43 AM
gizzywump	$25.00	$25.00	6/24/2010 4:22:50 PM
utmom	$25.00	$25.00	6/24/2010 9:48:21 PM
kginatl	$25.00	$25.00	6/24/2010 4:21:49 PM
LBOregon	$25.00	$25.00	6/24/2010 4:23:56 PM
xzec777	$25.00	$25.00	6/24/2010 9:50:55 PM
asmithj	$50.00	$50.00	6/25/2010 9:39:26 AM
noble-revenue	$29.20	$29.20	6/25/2010 4:14:31 PM
soulful-truth	$1,000.00	$1,000.00	6/25/2010 4:26:07 PM
spsavage	$25.00	$25.00	6/25/2010 11:10:26 PM
rdecartus	$25.00	$25.00	6/25/2010 11:24:09 PM
natecam	$25.00	$25.00	6/25/2010 11:26:45 PM
KiwiElf	$25.00	$25.00	6/25/2010 10:55:32 PM
lcole32	$25.00	$25.00	6/25/2010 11:07:53 PM
five-star-justice	$25.80	$25.80	6/25/2010 11:37:22 PM
Billfred	$25.00	$25.00	6/26/2010 3:15:47 PM
palpbert	$25.00	$25.00	6/26/2010 11:37:24 PM
simplewareinc	$25.58	$25.58	6/26/2010 11:38:24 PM
revenue-achievement	$25.00	$25.00	6/26/2010 8:04:32 PM
oreyedoc	$38.91	$38.91	6/26/2010 7:55:09 PM
compsciman	$27.21	$27.21	6/26/2010 11:27:12 PM
BrianDaFlyinHawaiian	$25.00	$25.00	6/26/2010 11:36:23 PM
MONEYMATCH	$25.00	$25.00	6/26/2010 11:39:05 PM
slojudy	$25.00	$25.00	6/26/2010 11:40:09 PM
Bob450	$25.00	$25.00	6/28/2010 4:34:56 PM
zone6	$100.00	$100.00	6/28/2010 7:01:28 PM
Rogelio48	$35.00	$35.00	6/28/2010 7:08:28 PM
bull_lender	$36.00	$36.00	6/28/2010 7:50:21 PM
vigilance-searcher	$25.00	$25.00	6/28/2010 10:01:40 PM
interstellar	$43.66	$43.66	6/29/2010 7:02:37 AM
leverage-monger	$60.00	$60.00	6/29/2010 7:37:36 AM
ore-dojo	$25.00	$25.00	6/29/2010 9:31:11 AM
rustysailor	$25.00	$25.00	6/29/2010 9:38:05 AM
Havana21	$25.00	$25.00	6/22/2010 9:56:50 AM
greenwell	$25.00	$25.00	6/22/2010 9:57:29 AM
visionary-currency	$50.00	$50.00	6/22/2010 9:59:04 AM
simplelender80	$50.00	$50.00	6/22/2010 9:56:33 AM
bid-czar8	$100.00	$100.00	6/22/2010 9:57:04 AM
MADAOO7	$50.00	$50.00	6/22/2010 9:56:38 AM
credit-wheel7	$25.00	$25.00	6/22/2010 9:59:16 AM
head	$25.00	$25.00	6/22/2010 10:01:40 AM
loot-heart	$50.00	$50.00	6/22/2010 10:03:00 AM
orderly-leverage	$30.00	$30.00	6/22/2010 10:04:04 AM
personal-lender	$25.00	$25.00	6/22/2010 10:04:11 AM
FeedTheMachine	$100.00	$100.00	6/22/2010 10:02:47 AM
cash-spark3	$50.00	$50.00	6/22/2010 10:03:45 AM
tech310	$50.00	$50.00	6/22/2010 10:05:36 AM
Comoparklender	$25.00	$25.00	6/22/2010 10:06:11 AM
qwsd12	$40.00	$40.00	6/22/2010 12:53:32 PM
ommcd	$25.00	$25.00	6/22/2010 3:40:50 PM
zorg77	$25.00	$25.00	6/23/2010 6:30:59 AM
desertoasis	$25.00	$25.00	6/22/2010 5:04:38 PM
Artist_Blue	$25.00	$25.00	6/23/2010 9:41:38 AM
bnlforever	$25.00	$25.00	6/23/2010 10:52:00 AM
famous-bill	$30.00	$30.00	6/23/2010 7:50:50 AM
upright-revenue7	$50.00	$50.00	6/23/2010 11:00:46 AM
Pman	$25.00	$25.00	6/23/2010 8:31:22 AM
teller	$25.00	$25.00	6/23/2010 1:16:17 PM
1phantom	$25.00	$25.00	6/23/2010 10:05:43 AM
LessAllan	$25.00	$25.00	6/23/2010 10:06:40 AM
lagnisiruk	$25.00	$25.00	6/23/2010 10:07:22 AM
brother_tam	$50.00	$50.00	6/23/2010 10:07:24 AM
RebuildALife	$25.00	$25.00	6/23/2010 10:22:39 AM
supreme-hope	$25.00	$25.00	6/23/2010 3:24:43 PM
Jonb6919	$25.00	$25.00	6/23/2010 10:46:45 AM
socalavi8tor	$25.00	$25.00	6/23/2010 4:02:11 PM
Phantom99	$25.00	$25.00	6/23/2010 10:51:30 AM
lloyd_s	$25.00	$25.00	6/23/2010 10:51:02 AM
dedicated-diversification5	$36.63	$36.63	6/23/2010 10:52:08 AM
kindness-percolator5	$25.00	$25.00	6/23/2010 11:19:37 AM
point-shooter	$25.00	$25.00	6/23/2010 11:24:39 AM
social-conductor4	$25.00	$25.00	6/23/2010 1:01:59 PM
zone6	$70.16	$70.16	6/23/2010 1:09:55 PM
gettingonyourfeet	$25.00	$25.00	6/23/2010 1:00:21 PM
tjone69	$50.00	$50.00	6/23/2010 1:43:41 PM
papaloha	$50.00	$50.00	6/23/2010 1:44:43 PM
hopethisworks	$25.00	$25.00	6/23/2010 2:14:37 PM
gallant-economy9	$25.00	$25.00	6/23/2010 2:19:31 PM
DadWarbucks	$25.00	$25.00	6/23/2010 3:26:06 PM
SDNLR	$25.00	$25.00	6/23/2010 3:25:13 PM
helping-out	$30.00	$30.00	6/23/2010 4:10:49 PM
wlm3012	$25.00	$25.00	6/23/2010 6:31:16 PM
PatRichi	$25.00	$25.00	6/24/2010 6:49:36 AM
reflective-rupee	$25.00	$25.00	6/24/2010 10:20:56 AM
Sam65	$25.00	$25.00	6/24/2010 10:24:27 AM
orderly-loot	$25.00	$25.00	6/24/2010 1:05:19 PM
rhin0cerx	$50.00	$50.00	6/24/2010 4:22:51 PM
saffron4	$32.32	$32.32	6/24/2010 4:23:55 PM
samo102us	$25.00	$25.00	6/24/2010 4:22:12 PM
TCayce	$25.00	$25.00	6/24/2010 9:38:08 PM
kind-adventurous-finance	$30.00	$30.00	6/25/2010 7:50:55 AM
loan-master996	$27.06	$27.06	6/25/2010 3:34:31 PM
compassion-paladin042	$25.00	$25.00	6/25/2010 11:30:29 AM
Sateesh	$69.94	$69.94	6/25/2010 11:11:33 PM
jlr613	$25.00	$25.00	6/25/2010 11:26:43 PM
wise-silver-wonder	$25.00	$25.00	6/25/2010 11:38:09 PM
decisive-capital	$28.05	$28.05	6/25/2010 11:38:36 PM
YsoSLO	$50.00	$50.00	6/25/2010 5:15:54 PM
Wowzer	$25.00	$25.00	6/25/2010 10:52:48 PM
dashawn	$25.00	$25.00	6/25/2010 10:53:14 PM
hans6883	$25.00	$25.00	6/25/2010 11:06:44 PM
Warbler	$25.00	$25.00	6/25/2010 11:09:13 PM
mdf	$31.26	$31.26	6/25/2010 11:09:46 PM
Cre8iveCash	$25.00	$25.00	6/25/2010 11:24:26 PM
StWaldo	$25.00	$25.00	6/26/2010 11:26:59 PM
iinsuru	$25.00	$25.00	6/26/2010 11:37:07 PM
golath24	$25.00	$25.00	6/26/2010 11:44:43 PM
Rattlehead	$25.00	$25.00	6/26/2010 8:20:34 AM
zigzagz03	$25.00	$25.00	6/26/2010 9:55:13 AM
ITExec	$36.75	$36.75	6/27/2010 6:24:38 AM
reflective-rupee	$1,000.00	$369.37	6/27/2010 7:59:46 AM
Raetha	$25.00	$25.00	6/26/2010 11:27:32 PM
joeirps	$25.00	$25.00	6/26/2010 11:44:59 PM
cash-tiramisu	$43.89	$43.89	6/26/2010 11:45:21 PM
dparkhom	$25.00	$25.00	6/27/2010 6:24:40 AM
AlexTrep	$25.00	$25.00	6/27/2010 1:20:18 PM
principal-star	$25.00	$25.00	6/28/2010 9:50:39 AM
wwwUniversal	$25.00	$25.00	6/28/2010 10:07:26 AM
reflective-rupee	$25.00	$25.00	6/28/2010 3:18:25 PM
ultimate-dough0	$25.00	$25.00	6/29/2010 6:30:59 AM
mckhbnpc	$30.00	$30.00	6/29/2010 8:10:40 AM
151 bids
Borrower Payment Dependent Notes Series 463820
This series of Notes was issued and sold upon the funding of the borrower loan #43289, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-25-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$191.36
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$191.36

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1997	Debt/Income ratio:	33%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 10	Length of status:	3y 6m
Credit score:	720-739 (Jun-2010)	Total credit lines:	27	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$21,147	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	44%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	punctual-repayments	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	8 ( 100% )	720-739 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	720-739 (Apr-2010) 740-759 (Oct-2009)
Principal balance:	$1,989.89	31+ days late:	0 ( 0% )
Total payments billed:	8
Description
Refinancing a Closed Citi Account
Purpose of loan:
This loan will be used to refinance a?CLOSED?Citi line of credit.??I am making?monthly payments?of $300 dollars on this account.? By securing this loan, I can lower the payments to less than?$200 dollars per month.? Furthermore, I would prefer?that private investers get the interest rather than Citi.? ?

My financial situation:
I am a good candidate for this loan because as evidenced by Prosper rating and my performance on my existing Prosper loan, there is no risk associated with funding this loan.? I am never late on my bills.

Thank you for reading my listing.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Havana21	$25.00	$25.00	6/25/2010 5:00:25 PM
hrubinst	$25.00	$25.00	6/25/2010 5:03:37 PM
treasure-hunter270	$25.00	$25.00	6/25/2010 5:03:55 PM
riproaringrapids	$25.00	$25.00	6/25/2010 5:04:09 PM
enthralling-deal180	$100.00	$100.00	6/25/2010 5:04:40 PM
ommcd	$25.00	$25.00	6/25/2010 5:05:24 PM
ethicalhumanist	$25.00	$25.00	6/25/2010 5:06:44 PM
loan-kung-fu	$25.00	$25.00	6/25/2010 5:07:10 PM
Comoparklender	$50.00	$50.00	6/25/2010 4:58:26 PM
reflective-rupee	$25.00	$25.00	6/25/2010 4:58:39 PM
bountiful-durability	$50.00	$50.00	6/25/2010 4:59:17 PM
studious-bonus7	$50.00	$50.00	6/25/2010 5:03:29 PM
Winsten	$50.00	$50.00	6/25/2010 5:04:45 PM
personal-lender	$25.00	$25.00	6/25/2010 5:04:00 PM
Max8319	$25.00	$25.00	6/25/2010 5:07:01 PM
SCTrojangirl	$25.00	$25.00	6/25/2010 5:08:24 PM
ichibon	$75.00	$75.00	6/25/2010 5:07:33 PM
vonbondie3000	$28.46	$28.46	6/26/2010 5:07:57 AM
famous-bill	$50.00	$50.00	6/26/2010 6:04:45 AM
Trident-Fund	$50.00	$50.00	6/26/2010 9:05:17 AM
ThompsonCapital	$25.00	$25.00	6/26/2010 11:24:37 AM
trustworthy-fairness	$50.00	$50.00	6/26/2010 4:59:34 AM
radforj22	$25.00	$25.00	6/26/2010 7:15:15 AM
kmr2	$25.00	$25.00	6/26/2010 8:05:51 AM
SNH	$50.00	$50.00	6/26/2010 11:09:49 AM
bchen78875	$25.00	$25.00	6/26/2010 11:54:32 AM
hardwareman	$100.00	$100.00	6/27/2010 8:29:31 AM
1800porsche	$25.00	$25.00	6/26/2010 2:39:44 PM
successful-euro	$30.00	$30.00	6/27/2010 6:04:33 PM
cmax	$50.00	$50.00	6/27/2010 8:50:39 PM
balance6	$25.00	$25.00	6/27/2010 10:35:09 AM
durability-bandit1	$50.00	$50.00	6/28/2010 9:34:42 AM
tech310	$50.00	$50.00	6/28/2010 9:36:01 AM
Srijaya	$25.00	$25.00	6/27/2010 7:30:02 PM
new-return-faire	$50.00	$50.00	6/28/2010 9:56:58 AM
jdrez	$25.00	$25.00	6/28/2010 9:45:21 AM
head	$25.00	$25.00	6/28/2010 11:46:55 AM
worth-arch	$25.00	$25.00	6/28/2010 11:15:50 AM
Anny-Disco	$100.00	$100.00	6/28/2010 11:16:29 AM
balanced-bill7	$100.00	$100.00	6/28/2010 11:10:41 AM
gulch	$30.00	$30.00	6/28/2010 11:15:20 AM
ddibernardo	$25.00	$25.00	6/28/2010 1:29:31 PM
time4aloan	$50.00	$50.00	6/28/2010 4:13:24 PM
brightest-income-hunter	$38.81	$38.81	6/28/2010 4:10:47 PM
conaty	$49.02	$49.02	6/28/2010 4:11:42 PM
IIP77	$25.00	$25.00	6/28/2010 4:13:04 PM
revenue-driver8	$25.00	$25.00	6/28/2010 4:27:37 PM
SnE	$25.00	$25.00	6/28/2010 4:11:10 PM
purposeful-benefit5	$25.00	$25.00	6/28/2010 4:19:37 PM
Tradesmanlender	$25.00	$25.00	6/28/2010 5:12:45 PM
stilleto8	$50.00	$50.00	6/28/2010 7:49:44 PM
norcaliboy22	$35.00	$35.00	6/28/2010 10:09:47 PM
Clambake	$50.00	$50.00	6/28/2010 11:55:39 PM
treasure-bliss	$100.00	$100.00	6/29/2010 3:30:33 AM
mikeandcat	$40.60	$40.60	6/29/2010 7:03:49 AM
HarrisonHome	$25.00	$25.00	6/29/2010 8:04:30 AM
Ocean713	$75.00	$75.00	6/29/2010 11:50:18 AM
captkenr	$50.00	$50.00	6/29/2010 12:52:48 PM
Dia_Lucrii	$25.00	$25.00	6/29/2010 8:30:21 PM
qtmspin	$25.00	$25.00	6/30/2010 5:54:23 AM
delicious-social132	$25.00	$25.00	6/30/2010 8:06:36 AM
PhalanxBulldog	$25.00	$25.00	6/30/2010 10:11:52 AM
reflective-rupee	$1,200.00	$1,161.84	6/30/2010 10:36:45 AM
Mustang17c	$50.00	$50.00	6/30/2010 8:17:25 AM
orderly-loot	$25.00	$25.00	6/25/2010 4:56:40 PM
orgy63	$25.00	$25.00	6/25/2010 4:56:46 PM
get30inc	$25.00	$25.00	6/25/2010 5:07:22 PM
american6	$25.00	$25.00	6/25/2010 5:03:51 PM
Avala	$50.00	$50.00	6/25/2010 5:03:46 PM
first-upright-payout	$25.00	$25.00	6/25/2010 5:06:29 PM
Artist_Blue	$25.00	$25.00	6/25/2010 5:07:43 PM
greenback-museum	$25.00	$25.00	6/26/2010 2:24:33 PM
a-finance-nirvana	$25.00	$25.00	6/25/2010 11:39:16 PM
SummaCapital	$50.00	$50.00	6/26/2010 9:24:33 AM
bid-czar8	$100.00	$100.00	6/26/2010 9:55:25 AM
saysana	$25.00	$25.00	6/26/2010 10:35:02 AM
exciting-responsibility3	$25.00	$25.00	6/26/2010 4:15:21 PM
UT-Longhorn	$25.00	$25.00	6/27/2010 12:55:55 PM
mpactlender	$25.00	$25.00	6/27/2010 6:54:53 AM
mcds	$25.00	$25.00	6/27/2010 8:19:25 AM
loot-heart	$37.51	$37.51	6/27/2010 8:54:32 AM
AlexTrep	$25.00	$25.00	6/27/2010 2:09:28 PM
greenback-amplifier	$25.00	$25.00	6/28/2010 9:34:31 AM
thorough-exchange4	$25.00	$25.00	6/27/2010 8:39:34 PM
charming-dime	$25.00	$25.00	6/27/2010 8:36:01 PM
ddog0224	$25.00	$25.00	6/28/2010 9:56:50 AM
asset-trumpeter	$50.00	$50.00	6/28/2010 10:35:11 AM
shrewd-deal	$25.00	$25.00	6/28/2010 10:54:44 AM
boater01	$33.26	$33.26	6/28/2010 11:15:35 AM
cash-spark3	$25.00	$25.00	6/28/2010 9:56:54 AM
Panna	$25.00	$25.00	6/28/2010 11:43:08 AM
mla	$25.00	$25.00	6/28/2010 11:46:36 AM
benefit-dreams	$25.00	$25.00	6/28/2010 10:39:28 AM
wise-spiritual-commitment	$50.00	$50.00	6/28/2010 11:16:11 AM
nick456sd	$50.00	$50.00	6/28/2010 11:16:16 AM
supergiant3	$50.00	$50.00	6/28/2010 11:26:00 AM
enthusiastic-balance5	$29.50	$29.50	6/28/2010 11:27:54 AM
VEZIROGLUA	$25.00	$25.00	6/28/2010 11:57:01 AM
SMARTDISK	$50.00	$50.00	6/28/2010 12:29:52 PM
money-bauble	$200.00	$200.00	6/28/2010 1:04:29 PM
cash-boots	$25.00	$25.00	6/28/2010 4:19:43 PM
hythum3	$25.00	$25.00	6/28/2010 2:37:21 PM
Raser	$25.00	$25.00	6/28/2010 4:10:42 PM
Peterman	$25.00	$25.00	6/28/2010 4:19:44 PM
auction-workhorse679	$25.00	$25.00	6/28/2010 4:11:24 PM
svandgts	$25.00	$25.00	6/28/2010 4:26:17 PM
jstnow	$25.00	$25.00	6/28/2010 4:29:30 PM
bull_lender	$36.00	$36.00	6/28/2010 7:45:18 PM
cingular	$25.00	$25.00	6/29/2010 12:06:27 AM
orange-preeminant-bill	$100.00	$100.00	6/29/2010 3:24:40 AM
SimpleChoice	$25.00	$25.00	6/29/2010 6:39:42 AM
Cai8899	$50.00	$50.00	6/29/2010 5:54:40 AM
top-silver-american	$25.00	$25.00	6/29/2010 11:09:49 AM
brightest-breathtaking-finance	$100.00	$100.00	6/29/2010 9:34:39 AM
SmokeyMirror	$50.00	$50.00	6/29/2010 1:59:35 PM
intuitive-bill	$25.00	$25.00	6/29/2010 12:41:28 PM
cassidyauction	$25.00	$25.00	6/29/2010 7:28:06 PM
jvjoe12	$75.00	$75.00	6/29/2010 9:33:02 PM
KiwiElf	$25.00	$25.00	6/29/2010 11:07:46 PM
HT3	$25.00	$25.00	6/30/2010 1:07:12 AM
blackstar	$25.00	$25.00	6/30/2010 5:05:40 AM
lovely-order7	$25.00	$25.00	6/30/2010 5:29:31 AM
CACO_Bank	$25.00	$25.00	6/30/2010 8:29:09 AM
authoritative-platinum7	$100.00	$100.00	6/30/2010 9:35:49 AM
124 bids
Borrower Payment Dependent Notes Series 463888
This series of Notes was issued and sold upon the funding of the borrower loan #43363, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Jun-24-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	7.30%	Starting borrower rate/APR:	8.30% / 8.64%	Starting monthly payment:	$157.37
Final lender yield:	7.30%	Final borrower rate/APR:	8.30% / 8.64%	Final monthly payment:	$157.37

Auction yield range:	2.98% - 7.30%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1997	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	3y 11m
Credit score:	800-819 (Jun-2010)	Total credit lines:	12	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$20	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	admiral9	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal project that is my passion
Purpose of loan:
This loan will be used for a personal project. I have been working on this for the past 4 years and am finally close to finishing it.

My financial situation:
I am a good candidate for this loan because I have never been in debt, have always made my bill and credit card payments on time.? I am not saddled with a mortgage, do not have children and am in perfect health.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

riproaringrapids	$25.00	$25.00	6/24/2010 3:51:25 PM
american6	$50.00	$50.00	6/24/2010 3:53:01 PM
UT-Longhorn	$25.00	$25.00	6/24/2010 3:54:16 PM
ommcd	$25.00	$25.00	6/24/2010 3:58:18 PM
ray1051	$50.00	$50.00	6/24/2010 3:59:45 PM
dharma1	$25.00	$25.00	6/24/2010 3:51:42 PM
successful-euro	$50.00	$50.00	6/24/2010 3:51:20 PM
a-wealth-visionary	$25.00	$25.00	6/24/2010 3:51:57 PM
tbrnet	$50.00	$50.00	6/24/2010 3:52:57 PM
personal-lender	$25.00	$25.00	6/24/2010 3:53:32 PM
point-zebra	$25.00	$25.00	6/24/2010 3:54:02 PM
simplelender80	$100.00	$100.00	6/24/2010 3:54:24 PM
gojackgo	$50.00	$50.00	6/24/2010 3:54:30 PM
4XKcWfGvp9kC3ELjo4pL	$25.00	$25.00	6/24/2010 5:19:25 PM
Global2010	$50.00	$50.00	6/24/2010 3:55:04 PM
cyberie21	$50.00	$50.00	6/24/2010 3:55:07 PM
the-transaction-stronghold	$50.00	$50.00	6/24/2010 3:55:11 PM
ThomasC	$25.00	$25.00	6/24/2010 3:55:17 PM
investment-network	$25.00	$25.00	6/24/2010 3:55:30 PM
interest-jedi0	$50.00	$50.00	6/24/2010 3:55:58 PM
tntmojave	$25.00	$25.00	6/24/2010 3:56:02 PM
inspired-contract9	$50.00	$50.00	6/24/2010 3:56:48 PM
zaxsan	$25.00	$25.00	6/24/2010 3:56:56 PM
Jofga	$25.00	$25.00	6/24/2010 6:45:43 PM
syounker	$25.00	$25.00	6/24/2010 3:57:05 PM
stilleto8	$25.00	$25.00	6/24/2010 3:59:37 PM
murren	$25.00	$25.00	6/24/2010 4:01:03 PM
BaxterEvil	$25.00	$25.00	6/24/2010 4:00:44 PM
iolaire	$25.00	$25.00	6/25/2010 7:24:42 AM
meenan	$25.00	$25.00	6/25/2010 8:59:26 AM
nexus030	$25.00	$25.00	6/25/2010 9:35:25 AM
MAJESTIC5	$50.00	$50.00	6/25/2010 9:35:58 AM
roccofox	$33.64	$33.64	6/25/2010 10:21:59 AM
cleared2land	$25.00	$25.00	6/25/2010 10:22:03 AM
reueljw	$25.00	$25.00	6/25/2010 7:05:06 AM
Georgia_Boy	$25.00	$25.00	6/25/2010 1:04:35 PM
engaging-yield4	$25.00	$25.00	6/25/2010 9:35:17 AM
radforj22	$50.00	$50.00	6/25/2010 9:29:43 AM
mizount	$25.00	$25.00	6/25/2010 1:54:44 PM
proper-p2p6	$100.00	$100.00	6/25/2010 9:36:22 AM
bsmtloan	$50.00	$50.00	6/25/2010 2:34:58 PM
oskizzle	$25.00	$25.00	6/25/2010 10:20:47 AM
pavelz	$100.00	$100.00	6/25/2010 10:21:49 AM
gsp1885	$27.00	$27.00	6/25/2010 11:03:42 AM
JGB	$25.00	$25.00	6/25/2010 2:54:31 PM
transparency-advocator	$50.00	$50.00	6/25/2010 6:54:46 PM
Reinadog9	$50.00	$50.00	6/25/2010 9:54:39 PM
AmericanCredit	$25.00	$25.00	6/26/2010 10:50:23 AM
303lender	$25.00	$25.00	6/26/2010 9:46:56 AM
reflective-rupee	$1,000.00	$324.52	6/27/2010 10:57:44 AM
finance-negotiator2	$25.00	$25.00	6/27/2010 5:59:31 AM
all_of_that_one	$25.00	$25.00	6/27/2010 8:19:37 AM
rosie777	$40.00	$40.00	6/27/2010 10:26:58 AM
socal-lender	$25.00	$25.00	6/27/2010 10:05:47 PM
MrSolution	$50.00	$50.00	6/30/2010 1:06:44 PM
Charmart	$25.00	$25.00	7/1/2010 3:04:00 AM
ryan6853	$25.00	$25.00	7/1/2010 7:43:12 AM
triumphant-bonus	$25.00	$25.00	7/1/2010 9:48:07 AM
gjm6d	$25.00	$25.00	7/1/2010 10:07:35 AM
Patrician	$32.70	$32.70	7/1/2010 11:54:36 AM
fair-funds	$25.00	$25.00	6/24/2010 3:53:39 PM
hookUup	$25.00	$25.00	6/24/2010 3:54:10 PM
szetowski	$25.00	$25.00	6/24/2010 3:54:20 PM
credit-investor5	$100.00	$100.00	6/24/2010 3:54:40 PM
SNH	$50.00	$50.00	6/24/2010 3:55:41 PM
alexstar	$25.00	$25.00	6/24/2010 3:55:54 PM
achillesa	$25.00	$25.00	6/24/2010 3:58:43 PM
djs81	$30.22	$30.22	6/24/2010 3:58:52 PM
kenji4861	$25.00	$25.00	6/24/2010 3:51:29 PM
Artist_Blue	$25.00	$25.00	6/24/2010 3:52:11 PM
flexible-value	$28.00	$28.00	6/24/2010 3:53:07 PM
Havana21	$25.00	$25.00	6/24/2010 3:53:16 PM
Tc11902	$25.00	$25.00	6/24/2010 3:53:44 PM
power-defender7	$40.00	$40.00	6/24/2010 3:53:24 PM
bountiful-durability	$100.00	$100.00	6/24/2010 3:53:53 PM
FlexFunding	$100.00	$100.00	6/24/2010 3:53:58 PM
delicious-social132	$25.00	$25.00	6/24/2010 3:53:50 PM
dontscrewmeover1	$25.00	$25.00	6/24/2010 5:02:35 PM
tekkie2412	$25.00	$25.00	6/24/2010 3:54:44 PM
jangalt	$72.00	$72.00	6/24/2010 3:54:54 PM
mrbanker	$100.00	$100.00	6/24/2010 3:54:59 PM
loot-heart	$50.00	$50.00	6/24/2010 3:55:34 PM
orgy63	$25.00	$25.00	6/24/2010 3:55:38 PM
treasure-hunter270	$25.00	$25.00	6/24/2010 3:55:43 PM
mlopez2007	$25.00	$25.00	6/24/2010 3:55:48 PM
Jassi	$25.00	$25.00	6/24/2010 3:57:10 PM
bid-czar8	$100.00	$100.00	6/24/2010 3:58:25 PM
Lii4me	$50.00	$50.00	6/24/2010 3:58:46 PM
dtrain5	$25.00	$25.00	6/24/2010 3:58:55 PM
potatoepicker	$50.00	$50.00	6/24/2010 3:59:08 PM
commerce-triumph	$25.00	$25.00	6/24/2010 3:59:14 PM
anything-but-ordinary	$50.00	$50.00	6/24/2010 4:00:06 PM
reflective-rupee	$25.00	$25.00	6/24/2010 4:00:25 PM
life-is-great	$25.00	$25.00	6/24/2010 4:00:29 PM
logical-loyalty0	$25.00	$25.00	6/24/2010 4:00:59 PM
Ivan2007	$25.00	$25.00	6/24/2010 10:00:41 PM
demoseal	$25.00	$25.00	6/25/2010 9:35:35 AM
bchen78875	$35.78	$35.78	6/24/2010 9:38:29 PM
SCTrojangirl	$25.00	$25.00	6/25/2010 9:35:45 AM
alpinaut	$25.00	$25.00	6/24/2010 10:39:31 PM
benefit-elation	$25.00	$25.00	6/25/2010 10:19:42 AM
Walkingcowboy	$25.00	$25.00	6/25/2010 10:22:02 AM
figs4u2	$80.00	$80.00	6/25/2010 10:22:15 AM
tender-deal	$25.00	$25.00	6/25/2010 12:09:28 PM
blissful-gain	$25.00	$25.00	6/25/2010 8:42:14 AM
m3498	$25.00	$25.00	6/25/2010 9:36:03 AM
bodascafe	$25.00	$25.00	6/25/2010 9:37:31 AM
woodenshoes	$25.00	$25.00	6/25/2010 3:39:49 PM
goingplaces99	$30.00	$30.00	6/25/2010 10:19:49 AM
skvat	$25.00	$25.00	6/25/2010 10:22:08 AM
Dweeberkitty1	$25.00	$25.00	6/25/2010 10:22:04 AM
careful-money2	$25.00	$25.00	6/25/2010 12:54:42 PM
CAGE-Investments	$41.97	$41.97	6/25/2010 1:04:46 PM
money-explorer3	$25.00	$25.00	6/25/2010 3:05:39 PM
money-bauble	$25.00	$25.00	6/25/2010 4:49:44 PM
emprestador	$25.00	$25.00	6/25/2010 5:25:23 PM
head	$25.00	$25.00	6/25/2010 11:11:25 PM
1800porsche	$25.00	$25.00	6/26/2010 2:39:37 PM
Goodthing	$25.00	$25.00	6/26/2010 11:51:52 PM
ProfPC	$25.00	$25.00	6/27/2010 6:21:48 AM
otalon	$25.00	$25.00	6/26/2010 2:16:15 PM
vutah	$25.00	$25.00	6/27/2010 2:20:37 PM
felicity-loyalist0	$25.00	$25.00	6/27/2010 2:47:32 PM
mglanham	$25.00	$25.00	6/27/2010 7:01:56 AM
balance6	$25.00	$25.00	6/27/2010 10:35:03 AM
octoberfresh	$25.00	$25.00	6/28/2010 6:57:07 AM
Lender0307	$25.00	$25.00	6/29/2010 9:54:16 AM
giovani	$25.00	$25.00	6/29/2010 3:49:17 PM
fallentimbers	$25.00	$25.00	6/30/2010 5:44:24 PM
FundMaker	$30.00	$30.00	7/1/2010 10:49:06 AM
northphoto	$25.00	$25.00	7/1/2010 9:50:49 AM
lucrative-coin	$50.00	$50.00	7/1/2010 10:05:29 AM
Airbandit	$29.17	$29.17	7/1/2010 12:35:28 PM
grampy48	$25.00	$25.00	7/1/2010 1:28:30 PM
134 bids
Borrower Payment Dependent Notes Series 463962
This series of Notes was issued and sold upon the funding of the borrower loan #43366, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,200.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Jun-24-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	6.77%	Starting borrower rate/APR:	7.77% / 8.11%	Starting monthly payment:	$99.94
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$98.95

Auction yield range:	2.98% - 6.77%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1991	Debt/Income ratio:	14%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	4y 10m
Credit score:	740-759 (Jun-2010)	Total credit lines:	18	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$9,873	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	27%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	plentytogoaround	Borrower's state:	California	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Giving you the best that I've got!
Purpose of loan:
Invest into a specific market niche of audiophile speakers. I will be opening a repair shop that focuses on repairing and restoring the infamous DCM Time Window speakers including some of the following: Refinishing/replacing oak tops and bottoms, replace dead tweeters, as well as replacing the "sock" grilles. Also in the near future, I am learning to work with the crossovers as well what it takes to calibrate them properly (back to factory specs). Please visit my site @ www.vintagedcm.com for more information.

My financial situation:
I am a good candidate for this loan because you will be paid back (with interest!) I am hardly a risk at all with plenty of real estate assets, a company sponsored pension plan as well as?money ($4,000) in my savings account! I am very good with money and credit (thanks to Robert Kiosaki) I also have additional assets through my work, about $26,500 saved over the last few years, which I would prefer to not to touch, because of heavy Federal and State taxes penalty if I pull it out before age 55. I earn good money and have a stable job, plus?I earn a little passive income from my property in Texas?(positive cash flow!). I would have no trouble paying the minimum monthly payment on this loan for the next 3 years, although I prefer to pay this off within the next year or two. I am currently single and?don't have any children to have to support. I have in my?bank account today $4k saved up and?could use?this money to?pay off this entire loan anytime. Also, it should be noted that I have lent out money ($1,550) right here on Prosper about 2 years ago to mostly low risk borrowers?and have earned a little bit of money. Luckily only a few people defaulted on their loans, but I still made a positive return. If you have any questions for me, please ask. I want my 'investors' aka YOU to feel comfortable with lending me your hard earned money.?Thank you for you consideration.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I (ridiculously) have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: I would like to think my credit score/credit rating speaks for itself, but I suppose not loudly enough. I have been on the other side of the fence (your side) as a lender too and now I'm wishing to test drive P2P from the borrower's perspective. I've always paid my bills and have the means to do so. So in essence, I promise to pay YOU, "the investor" back (with interest!), NO MATTER WHAT! Thanks for bidding. Have a great day! ps. I go to Toastmasters in my area 2 improve on my public speaking :) (Jun-26-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

turbospeed	$25.00	$25.00	6/24/2010 3:51:56 PM
bountiful-durability	$100.00	$100.00	6/24/2010 3:53:53 PM
Global2010	$50.00	$50.00	6/24/2010 3:55:03 PM
the-transaction-stronghold	$50.00	$50.00	6/24/2010 3:55:10 PM
investment-network	$25.00	$25.00	6/24/2010 3:55:30 PM
syounker	$25.00	$25.00	6/24/2010 3:57:05 PM
julijask	$35.00	$35.00	6/24/2010 4:05:52 PM
riproaringrapids	$25.00	$25.00	6/24/2010 3:52:18 PM
flexible-value	$28.00	$28.00	6/24/2010 3:53:08 PM
ethicalhumanist	$25.00	$25.00	6/24/2010 3:53:12 PM
power-defender7	$40.00	$40.00	6/24/2010 3:53:24 PM
delicious-social132	$25.00	$25.00	6/24/2010 3:53:50 PM
fair-funds	$25.00	$25.00	6/24/2010 3:53:38 PM
FlexFunding	$100.00	$100.00	6/24/2010 3:53:58 PM
credit-investor5	$100.00	$100.00	6/24/2010 3:54:41 PM
SNH	$26.10	$26.10	6/24/2010 3:55:41 PM
alexstar	$25.00	$25.00	6/24/2010 3:55:55 PM
tntmojave	$25.00	$25.00	6/24/2010 3:56:02 PM
ommcd	$25.00	$25.00	6/24/2010 3:58:18 PM
blot44	$25.00	$25.00	6/24/2010 8:13:26 PM
bid-czar8	$100.00	$80.36	6/24/2010 3:58:24 PM
wwwUniversal	$25.00	$25.00	6/24/2010 9:49:51 PM
all_of_that_one	$25.00	$25.00	6/25/2010 2:57:16 PM
RandyL3	$25.00	$25.00	6/25/2010 11:27:44 PM
JGuide	$26.54	$26.54	6/28/2010 10:37:22 AM
gsp1885	$27.00	$27.00	6/28/2010 1:34:35 PM
PBanker	$25.00	$25.00	6/28/2010 11:49:40 PM
note-pursuit	$25.00	$25.00	6/29/2010 10:11:57 AM
neighborly-power8	$50.00	$50.00	6/29/2010 10:19:36 AM
giovani	$25.00	$25.00	6/29/2010 3:53:29 PM
baldwinms	$25.00	$25.00	6/29/2010 4:45:19 PM
julijask	$35.00	$35.00	6/29/2010 6:35:59 PM
billnsc	$25.00	$25.00	6/29/2010 7:53:48 PM
Dollars4Rent	$25.00	$25.00	6/29/2010 9:29:10 PM
outofoffice	$50.00	$50.00	6/30/2010 5:29:29 PM
prainvestment	$50.00	$50.00	7/1/2010 9:35:22 AM
dmitriy2	$25.00	$25.00	7/1/2010 9:48:08 AM
UCSBGAUCHOS	$25.00	$25.00	7/1/2010 3:02:15 PM
BankofRa	$25.00	$25.00	7/1/2010 3:14:50 PM
StocksMan	$50.00	$50.00	7/1/2010 3:48:59 PM
personal-lender	$25.00	$25.00	6/24/2010 3:53:33 PM
Tc11902	$25.00	$25.00	6/24/2010 3:53:43 PM
tekkie2412	$25.00	$25.00	6/24/2010 3:54:44 PM
jangalt	$72.00	$72.00	6/24/2010 3:54:53 PM
cyberie21	$50.00	$50.00	6/24/2010 3:55:07 PM
ThomasC	$25.00	$25.00	6/24/2010 3:55:17 PM
interest-jedi0	$50.00	$50.00	6/24/2010 3:55:58 PM
inspired-contract9	$50.00	$50.00	6/24/2010 3:56:48 PM
zaxsan	$25.00	$25.00	6/24/2010 3:56:56 PM
Jassi	$25.00	$25.00	6/24/2010 3:57:10 PM
dharma1	$25.00	$25.00	6/24/2010 3:51:41 PM
a-wealth-visionary	$25.00	$25.00	6/24/2010 3:51:58 PM
successful-euro	$30.00	$30.00	6/24/2010 3:52:20 PM
Artist_Blue	$25.00	$25.00	6/24/2010 3:52:12 PM
kenji4861	$25.00	$25.00	6/24/2010 3:52:42 PM
american6	$50.00	$50.00	6/24/2010 3:53:00 PM
Havana21	$25.00	$25.00	6/24/2010 3:53:15 PM
red-trade-cologne	$25.00	$25.00	6/24/2010 3:53:47 PM
point-zebra	$25.00	$25.00	6/24/2010 3:54:02 PM
simplelender80	$100.00	$100.00	6/24/2010 3:54:24 PM
hookUup	$25.00	$25.00	6/24/2010 3:54:10 PM
UT-Longhorn	$25.00	$25.00	6/24/2010 3:54:15 PM
szetowski	$25.00	$25.00	6/24/2010 3:54:20 PM
gojackgo	$50.00	$50.00	6/24/2010 3:54:28 PM
mrbanker	$100.00	$100.00	6/24/2010 3:54:59 PM
loot-heart	$50.00	$50.00	6/24/2010 3:55:33 PM
orgy63	$25.00	$25.00	6/24/2010 3:55:38 PM
treasure-hunter270	$25.00	$25.00	6/24/2010 3:55:43 PM
mlopez2007	$25.00	$25.00	6/24/2010 3:55:48 PM
dontletmoneyfoolya	$50.00	$50.00	6/24/2010 3:59:34 PM
SunsetCoastCapital	$25.00	$25.00	6/25/2010 9:35:11 AM
beachfunder	$25.00	$25.00	6/27/2010 6:29:09 PM
octoberfresh	$25.00	$25.00	6/28/2010 6:57:27 AM
top-courteous-peso	$250.00	$250.00	6/28/2010 12:10:36 PM
Planecourage	$25.00	$25.00	6/28/2010 9:09:10 PM
ChristopherHS	$25.00	$25.00	6/29/2010 10:11:38 AM
loanman2007	$50.00	$50.00	6/29/2010 12:28:11 PM
intuitive-bill	$25.00	$25.00	6/29/2010 12:41:22 PM
Dollars4Rent	$25.00	$25.00	6/29/2010 9:29:28 PM
SchaeferJ	$25.00	$25.00	6/29/2010 11:21:00 PM
MrSolution	$50.00	$50.00	6/30/2010 1:07:35 PM
Bank_Of_XL	$25.00	$25.00	6/30/2010 6:23:06 PM
bornsucka	$25.00	$25.00	7/1/2010 12:20:16 PM
83 bids
Borrower Payment Dependent Notes Series 464060
This series of Notes was issued and sold upon the funding of the borrower loan #43280, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jun-28-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1986	Debt/Income ratio:	14%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 4	Length of status:	1y 3m
Credit score:	600-619 (Jun-2010)	Total credit lines:	36	Occupation:	Other
Now delinquent:	6	Revolving credit balance:	$6,739	Stated income:	$50,000-$74,999
Amount delinquent:	$974	Bankcard utilization:	64%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	11
Screen name:	doubled2	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	24 ( 67% )	600-619 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	12 ( 33% )	620-639 (Feb-2010) 600-619 (Nov-2007) 760-779 (Feb-2007)
Principal balance:	$0.04	31+ days late:	0 ( 0% )
Total payments billed:	36
Description
"Paying for daughters college "
Purpose of loan:
This loan will be used to pay for my daughters tuition at college for this semester.
My financial situation:
I am a good candidate for this loan because I have paid off a previous loan with Prosper & I am building up my credit score.
Monthly net income: $ 5000

Monthly expenses:??
??Housing: $400
??Insurance: $100
??Car expenses: $
??Utilities: $150
??Phone, cable, internet: $120
??Food, entertainment: $300
??Clothing, household expenses $200
??Credit cards and other loans: $500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Dave_Cashflow	$25.00	$25.00	6/28/2010 4:43:28 PM
AlexTrep	$25.00	$25.00	6/28/2010 4:56:36 PM
Jasmel	$200.00	$200.00	6/28/2010 4:51:11 PM
sierrasteve	$75.00	$75.00	6/28/2010 5:33:34 PM
UCLA4life	$25.00	$25.00	6/29/2010 10:10:59 AM
LittleHelp	$25.00	$25.00	6/29/2010 1:58:28 PM
green-thoughtful-yield	$25.00	$25.00	6/29/2010 7:45:32 PM
DonDiego	$25.00	$25.00	6/29/2010 10:54:44 PM
unassuming-market7	$50.00	$50.00	6/29/2010 6:57:21 PM
reflective-rupee	$400.00	$224.90	6/30/2010 8:38:27 AM
WonByOne	$50.00	$50.00	6/30/2010 6:21:04 AM
invest-in-ed	$100.00	$100.00	6/30/2010 9:32:57 AM
wwwUniversal	$25.00	$25.00	6/30/2010 8:39:27 AM
principal-mermaid	$300.00	$300.00	6/28/2010 5:12:08 PM
unger	$25.00	$25.00	6/29/2010 3:09:16 AM
jhouman	$25.00	$25.00	6/29/2010 10:11:01 AM
zone6	$150.00	$150.00	6/29/2010 6:51:47 PM
five-star-note	$50.00	$50.00	6/29/2010 6:54:51 PM
tech_helper	$25.00	$25.00	6/30/2010 10:40:53 AM
top-courteous-peso	$25.00	$25.00	6/30/2010 8:39:22 AM
Kqwik	$25.10	$25.10	6/30/2010 10:13:11 AM
21 bids
Borrower Payment Dependent Notes Series 464154
This series of Notes was issued and sold upon the funding of the borrower loan #43292, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jun-25-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$180.94

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1997	Debt/Income ratio:	29%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	15 / 12	Length of status:	2y 8m
Credit score:	620-639 (Jun-2010)	Total credit lines:	42	Occupation:	Social Worker
Now delinquent:	0	Revolving credit balance:	$21,443	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	87%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	kmabunda	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 96% )	620-639 (Latest)
Principal borrowed:	$2,100.00	< 31 days late:	1 ( 4% )	620-639 (Mar-2008) 700-719 (Jun-2007)
Principal balance:	$639.10	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
EXPANDING BUSSINESS
Purpose of loan:
This loan will be used to?
Expanding on my business
My financial situation:
I am a good candidate for this loan because? I always pay on time. Have a good paying history with prosper

Monthly net income: $ 7,000

Monthly expenses: $
??Housing: $ 1,100
??Insurance: $35
??Car expenses: $352
??Utilities: $0
??Phone, cable, internet: $ 0
??Food, entertainment: $150
??Clothing, household expenses $50?
??Credit cards and other loans: $500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What is your business and how long have you been doing it? Thanks, and good luck! - proton346
A: Thanks for all you do for us. I am in the health Care field. I own an assisted living for the eldery. I am have been in business for 4 years now. I have just opened another facility. I need extra cash to buy a call light equipment for my new facility. (Jun-28-2010)
Q: Thanks for that answer! How many residents can you have at each of your facilities? Are they usually full? Thanks again! - proton346
A: I am licensed for 6 residents at each facilty and l am always full. I have a waiting list all the time. My facilities have a very good reputation. Department of Social Services love and respect the quality of care l provide. Thanks (Jun-29-2010)
Q: Hi, what is your total debt? What are your total monthly payments? What is your gross monthly income? Thanks. - interest88
A: My total debt including mortgage and revolving credit is $210,000 . My monthly gross is $7,916.66. Thanks (Jun-29-2010)
Q: I have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: To be very honest with you, l have never defaulted on all my loans. I always pay back and on time. Please take my word for it . l will never default. I am very proud of the work that l do and will rest assure you that the loan will be paid successful. Thanks so much for giving the opprtunity. (Jun-29-2010)
Q: Do you have debt outstanding on a home equity line of credit? If so, how much? What is the total debt you have on your house, and what is your hme currently worth? Thanks and best wishes. - reflective-rupee
A: I have $12,000 home equity debt on my home. The total debt l have on the house is $210.000. The current home appraisal on my home is $265,000. I did not want to borrow again on my home to fund the business equipment. The start up of Assisted Living takes all the working capital due to strict Licensing requirements. After 3 months from this date, l would have recuped the funded loan. I really need all your funding now to purchase only one last equipment. Thanks so much. (Jun-30-2010)
5 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

principal-mermaid	$300.00	$300.00	6/25/2010 6:36:24 PM
supreme-hope	$25.00	$25.00	6/26/2010 6:31:38 AM
Jasmel	$100.00	$100.00	6/25/2010 6:38:48 PM
Amber_Stone	$25.00	$25.00	6/26/2010 8:10:47 AM
AlexTrep	$25.00	$25.00	6/27/2010 1:27:07 PM
return-grizzly	$100.00	$100.00	6/28/2010 1:16:25 AM
jono9999	$375.00	$375.00	6/28/2010 10:49:51 AM
lucrative-loan	$47.71	$47.71	6/28/2010 11:26:24 AM
unassuming-market7	$25.00	$25.00	6/29/2010 6:57:58 PM
bull_lender	$36.00	$36.00	6/29/2010 7:43:29 PM
reflective-rupee	$25.00	$25.00	6/30/2010 5:32:47 AM
reflective-rupee	$25.00	$25.00	6/30/2010 5:33:19 AM
WonByOne	$100.00	$100.00	6/30/2010 6:07:20 AM
BrighterSuns	$25.00	$25.00	6/30/2010 7:57:45 AM
chameleon125	$50.00	$50.00	6/30/2010 8:29:13 AM
reflective-rupee	$1,500.00	$1,341.29	6/30/2010 8:40:01 AM
wwwUniversal	$25.00	$25.00	6/30/2010 8:44:40 AM
dynrep	$25.00	$25.00	6/26/2010 4:17:39 PM
red-favorable-basis	$25.00	$25.00	6/26/2010 5:09:29 AM
new-smart-fund	$25.00	$25.00	6/26/2010 11:44:41 AM
Finchy78	$25.00	$25.00	6/27/2010 10:32:36 AM
AlexTrep	$25.00	$25.00	6/27/2010 1:35:08 PM
tech_helper	$25.00	$25.00	6/27/2010 5:00:56 PM
superb-kindness2	$25.00	$25.00	6/27/2010 9:40:41 PM
reflective-rupee	$25.00	$25.00	6/28/2010 9:44:54 AM
Uylsses	$100.00	$100.00	6/28/2010 10:40:59 AM
UCLA4life	$25.00	$25.00	6/28/2010 11:27:14 AM
kingston1	$25.00	$25.00	6/28/2010 4:14:27 PM
green-thoughtful-yield	$50.00	$50.00	6/28/2010 4:14:31 PM
zone6	$200.00	$200.00	6/28/2010 7:41:10 PM
visionary-deal3	$100.00	$100.00	6/28/2010 11:08:51 PM
well-mannered-income3	$25.00	$25.00	6/28/2010 8:53:25 PM
unger	$50.00	$50.00	6/29/2010 3:07:10 AM
Whipster	$50.00	$50.00	6/29/2010 11:11:35 AM
proton346	$25.00	$25.00	6/29/2010 11:37:09 AM
reflective-rupee	$25.00	$25.00	6/30/2010 5:33:07 AM
principal-mermaid	$50.00	$50.00	6/30/2010 6:07:45 AM
twjh	$25.00	$25.00	6/30/2010 8:44:38 AM
icanhasloanz	$300.00	$300.00	6/30/2010 2:08:07 AM
interest88	$25.00	$25.00	6/30/2010 3:11:14 AM
principal-mermaid	$50.00	$50.00	6/30/2010 6:07:07 AM
top-courteous-peso	$25.00	$25.00	6/30/2010 8:44:39 AM
42 bids
Borrower Payment Dependent Notes Series 463535
This series of Notes was issued and sold upon the funding of the borrower loan #43283, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-23-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$141.48
Final lender yield:	19.50%	Final borrower rate/APR:	20.50% / 22.74%	Final monthly payment:	$130.97

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.47%
Lender servicing fee:	1.00%	Estimated return:	9.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1998	Debt/Income ratio:	17%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 9	Length of status:	10y 7m
Credit score:	740-759 (Jun-2010)	Total credit lines:	17	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$1,677	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	26%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	priceless-trade6	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating bills
Purpose of loan:
This loan will be used to pay off the only 2 credit cards i have and have a little extra cash to fix a couple things on the cars

My financial situation:
I am a good candidate for this loan because when i was younger i made the mistake of damaging my credit and it has taken me YEARS to fix it and i would never make that mistake again. I have a child now that i want to one day be able to buy a house for and am working hard towards that goal. I am married so all of the bills below are split between my husband and I. The information i gave is based on my monthly earnings which i what i was asked for.

Monthly net income: $ 2800

Monthly expenses: $
??Housing: $ 800????
??Insurance: $ 75
??Car expenses: $ 340
??Utilities: $ 80
??Phone, cable, internet: $ 80
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $ 100
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

wlm3012	$25.00	$25.00	6/23/2010 6:03:49 PM
SolarMoonshine	$25.00	$25.00	6/23/2010 8:36:41 PM
golffish2	$100.00	$100.00	6/25/2010 4:22:38 AM
vigilance-searcher	$25.00	$25.00	6/29/2010 9:07:12 PM
winger66	$50.00	$50.00	6/30/2010 4:22:03 AM
Leshan	$33.33	$33.33	6/30/2010 8:30:49 AM
liberty-thinker	$25.00	$25.00	6/30/2010 10:44:54 AM
DasMula	$25.00	$25.00	6/30/2010 9:56:20 AM
MrPie	$25.00	$25.00	6/30/2010 12:30:26 PM
money-fort	$25.00	$25.00	6/30/2010 12:52:15 PM
courteous-bazaar	$100.00	$100.00	6/30/2010 11:49:47 AM
lucrative-coin	$53.78	$53.78	6/30/2010 12:24:27 PM
FinanceEngine	$25.00	$25.00	6/30/2010 2:29:22 PM
s270	$25.00	$25.00	6/30/2010 12:57:15 PM
principal-star	$25.00	$25.00	6/30/2010 10:28:55 AM
wild-orange	$25.00	$25.00	6/30/2010 10:39:45 AM
MattProsper	$100.00	$100.00	6/30/2010 3:57:07 PM
sensational-peace6	$50.00	$50.00	6/30/2010 4:03:10 PM
credit-missile	$25.00	$25.00	6/30/2010 4:08:31 PM
exciting-fairness	$200.00	$200.00	6/30/2010 3:44:09 PM
ethicalhumanist	$25.00	$12.97	6/30/2010 11:46:50 AM
grafton	$201.15	$201.15	6/30/2010 1:46:15 PM
lendstats_com	$25.00	$25.00	6/23/2010 4:21:22 PM
maccpro1	$50.00	$50.00	6/29/2010 2:27:31 PM
SkinnyFish	$25.00	$25.00	6/29/2010 4:01:20 PM
foxy-community	$44.41	$44.41	6/29/2010 4:22:11 PM
freedom3	$2,000.00	$2,000.00	6/30/2010 5:38:16 AM
moneyman369	$65.96	$65.96	6/30/2010 9:52:00 AM
jcw3rd	$25.00	$25.00	6/30/2010 3:22:36 PM
baldwinms	$25.00	$25.00	6/30/2010 4:04:46 PM
revenue-appraiser	$38.40	$38.40	6/30/2010 3:13:48 PM
31 bids
Borrower Payment Dependent Notes Series 463643
This series of Notes was issued and sold upon the funding of the borrower loan #43275, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,250.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-24-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$135.54
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$135.54

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1992	Debt/Income ratio:	42%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 6	Length of status:	10y 2m
Credit score:	700-719 (Jun-2010)	Total credit lines:	23	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$24,960	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	76%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	favorable-vigilance	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off Dr. Bills and a couple c.c.
Purpose of loan:
This loan will be used to help pay off dr bills occured from a surgery my wife had along with a couple of credit cards with high interest rates.?She is currently out of work with a hyrniated disk in her back. With her not being able to work the money has gotten tight. If I receive this loan I'm hoping to pay off approx. 7 or 8 bills with the same payment I'm making on the?two credit cards alone. I am just looking to be able to make one payment and relieve some stress from seeing the bills month in and month out.
My financial situation:
I am a good candidate for this loan because I?am very reliable on my payments for all my loans and debt I have occured. I have a full time job that I have had for the past ten years along with a part time job I?have had for the last two years.?I also just restarted my disc jockey business for extra income. I will be honest with my wife not being able to work we have lost some income. But we are still mananging, not as easy as earlier but still making the payments on all our debt.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SNH	$50.00	$50.00	6/24/2010 3:54:48 PM
personal-lender	$25.00	$25.00	6/24/2010 3:56:38 PM
enthralling-deal180	$100.00	$100.00	6/24/2010 3:57:14 PM
PersonalBnkr	$25.00	$25.00	6/24/2010 3:58:49 PM
first-upright-payout	$25.00	$25.00	6/24/2010 4:00:53 PM
Avala	$50.00	$50.00	6/24/2010 3:56:26 PM
american6	$25.00	$25.00	6/24/2010 3:56:29 PM
treasure-hunter270	$25.00	$25.00	6/24/2010 3:56:33 PM
Max8319	$25.00	$25.00	6/24/2010 7:24:34 PM
fareast_man	$25.00	$25.00	6/24/2010 3:59:20 PM
tolerant-diversification4	$25.00	$25.00	6/24/2010 9:21:43 PM
loan-kung-fu	$25.00	$25.00	6/24/2010 9:22:37 PM
Comoparklender	$30.00	$30.00	6/24/2010 3:59:53 PM
life-is-great	$25.00	$25.00	6/24/2010 4:00:38 PM
get30inc	$25.00	$25.00	6/24/2010 9:59:49 PM
capital-mover7	$50.00	$50.00	6/24/2010 8:39:40 PM
tallmon	$25.00	$25.00	6/24/2010 9:35:04 PM
bchen78875	$25.00	$25.00	6/24/2010 9:38:19 PM
Tradesmanlender	$25.00	$25.00	6/25/2010 9:37:45 AM
Artist_Blue	$25.00	$25.00	6/25/2010 9:46:23 AM
What-goes-around-comes-around	$25.00	$25.00	6/25/2010 5:09:40 AM
ddibernardo	$25.00	$25.00	6/25/2010 12:19:38 PM
boogles72	$50.00	$50.00	6/25/2010 1:46:00 PM
dschless	$25.00	$25.00	6/25/2010 9:35:30 AM
brainy-dedication	$25.00	$25.00	6/25/2010 2:39:25 PM
systemlender	$25.00	$25.00	6/25/2010 9:37:24 AM
SCTrojangirl	$25.00	$25.00	6/25/2010 11:05:04 AM
trustworthy-fairness	$25.00	$25.00	6/25/2010 1:34:30 PM
kmr2	$25.00	$25.00	6/26/2010 2:20:57 PM
1800porsche	$25.00	$25.00	6/26/2010 2:39:45 PM
famous-bill	$50.00	$50.00	6/26/2010 7:15:22 AM
mpactlender	$25.00	$25.00	6/27/2010 6:54:49 AM
exciting-responsibility3	$25.00	$25.00	6/26/2010 4:15:23 PM
UT-Longhorn	$25.00	$25.00	6/28/2010 11:45:44 AM
greenback-museum	$25.00	$25.00	6/28/2010 11:16:07 AM
supergiant3	$50.00	$50.00	6/28/2010 11:26:02 AM
Panna	$25.00	$25.00	6/28/2010 11:43:09 AM
svandgts	$25.00	$25.00	6/28/2010 4:26:19 PM
mikeandcat	$28.61	$28.61	6/28/2010 1:14:34 PM
Ristefo	$25.00	$25.00	6/28/2010 7:55:43 PM
KiwiElf	$25.00	$25.00	6/28/2010 11:51:57 PM
orange-preeminant-bill	$100.00	$100.00	6/29/2010 3:24:41 AM
HarrisonHome	$25.00	$25.00	6/29/2010 8:04:31 AM
brightest-breathtaking-finance	$100.00	$100.00	6/29/2010 9:34:40 AM
SmokeyMirror	$50.00	$50.00	6/29/2010 1:59:37 PM
Dia_Lucrii	$25.00	$25.00	6/29/2010 8:30:19 PM
IIP77	$25.00	$25.00	6/29/2010 11:22:28 PM
flwah	$25.00	$25.00	6/29/2010 11:43:58 PM
tech310	$50.00	$50.00	6/30/2010 12:34:30 AM
lovely-order7	$25.00	$25.00	6/30/2010 5:29:32 AM
wdove511	$25.00	$25.00	6/30/2010 12:05:58 AM
qtmspin	$25.00	$25.00	6/30/2010 5:54:22 AM
loanshark4u	$25.00	$25.00	6/30/2010 10:11:39 AM
Alpha-AssistU	$50.00	$50.00	6/30/2010 10:49:37 AM
bazzer	$25.00	$25.00	6/30/2010 10:51:08 AM
bsh297	$25.00	$25.00	6/30/2010 9:38:43 AM
ALVO	$27.33	$27.33	6/30/2010 9:50:12 AM
djlucas	$25.00	$25.00	6/30/2010 5:28:38 PM
Leopoldine	$25.00	$25.00	7/1/2010 8:05:28 AM
Leopoldine	$25.79	$25.79	7/1/2010 10:48:06 AM
lucrative-coin	$50.00	$50.00	7/1/2010 10:00:13 AM
charb57	$50.00	$50.00	7/1/2010 12:06:48 PM
CACO_Bank	$25.00	$25.00	7/1/2010 12:23:55 PM
hrubinst	$25.00	$25.00	6/24/2010 3:56:19 PM
riproaringrapids	$25.00	$25.00	6/24/2010 3:56:44 PM
syounker	$25.00	$25.00	6/24/2010 3:57:03 PM
ommcd	$25.00	$25.00	6/24/2010 3:58:22 PM
reflective-rupee	$25.00	$25.00	6/24/2010 4:00:16 PM
orderly-loot	$25.00	$25.00	6/24/2010 3:51:01 PM
orgy63	$25.00	$25.00	6/24/2010 3:51:48 PM
bountiful-durability	$100.00	$100.00	6/24/2010 3:52:39 PM
Havana21	$25.00	$25.00	6/24/2010 3:53:21 PM
the-transaction-stronghold	$25.00	$25.00	6/24/2010 3:55:14 PM
studious-bonus7	$50.00	$50.00	6/24/2010 3:56:14 PM
Winsten	$50.00	$50.00	6/24/2010 3:57:18 PM
anything-but-ordinary	$25.00	$25.00	6/24/2010 4:00:03 PM
blackstar	$25.00	$25.00	6/24/2010 6:54:36 PM
Syndication	$25.00	$25.00	6/25/2010 8:01:46 AM
successful-euro	$30.00	$30.00	6/24/2010 8:48:09 PM
m3498	$25.00	$25.00	6/25/2010 9:36:06 AM
SimpleChoice	$25.00	$25.00	6/25/2010 9:37:50 AM
ichibon	$75.00	$75.00	6/25/2010 3:20:50 AM
bid-czar8	$25.00	$25.00	6/25/2010 6:54:40 AM
delicious-social132	$25.00	$25.00	6/25/2010 8:00:46 AM
radforj22	$25.00	$25.00	6/25/2010 9:29:41 AM
rcflick	$25.00	$25.00	6/25/2010 9:36:14 AM
overflowinglife	$25.00	$25.00	6/25/2010 9:39:22 AM
pound-lightning	$50.00	$50.00	6/25/2010 12:39:41 PM
ddog0224	$25.00	$25.00	6/25/2010 2:26:27 PM
a-finance-nirvana	$25.00	$25.00	6/25/2010 4:00:50 PM
cingular	$25.00	$25.00	6/25/2010 9:34:55 PM
SummaCapital	$50.00	$50.00	6/26/2010 9:24:36 AM
saysana	$25.00	$25.00	6/26/2010 10:35:05 AM
head	$25.00	$25.00	6/27/2010 9:29:36 AM
balance6	$25.00	$25.00	6/27/2010 10:35:10 AM
McGrufus	$30.00	$30.00	6/27/2010 1:24:01 PM
AlexTrep	$25.00	$25.00	6/27/2010 2:09:30 PM
thorough-exchange4	$25.00	$25.00	6/27/2010 8:39:37 PM
durability-bandit1	$50.00	$50.00	6/28/2010 9:34:44 AM
jdrez	$25.00	$25.00	6/28/2010 11:16:12 AM
jstnow	$25.00	$25.00	6/28/2010 4:29:33 PM
Clambake	$50.00	$50.00	6/28/2010 5:13:02 PM
stilleto8	$50.00	$50.00	6/28/2010 7:49:46 PM
outtahoth2o	$50.00	$50.00	6/29/2010 12:06:05 AM
Breakfast_Gypsy	$25.00	$25.00	6/29/2010 12:04:46 AM
Cai8899	$50.00	$50.00	6/29/2010 5:54:39 AM
treasure-bliss	$100.00	$100.00	6/29/2010 3:30:35 AM
intuitive-bill	$25.00	$25.00	6/29/2010 12:02:57 PM
top-silver-american	$25.00	$25.00	6/29/2010 2:06:26 PM
PatRichi	$25.00	$25.00	6/29/2010 11:43:49 PM
authoritative-platinum7	$100.00	$100.00	6/30/2010 9:35:50 AM
PhalanxBulldog	$25.00	$25.00	6/30/2010 9:38:31 AM
kia777	$25.00	$25.00	6/30/2010 9:54:21 AM
lizard_lips	$25.00	$25.00	6/30/2010 10:51:13 AM
the-silver-blaster	$40.00	$40.00	6/30/2010 11:41:07 AM
wise-silver-wonder	$25.00	$25.00	6/30/2010 11:50:17 AM
MARSTUN	$26.92	$26.92	6/30/2010 10:51:09 AM
Slend49	$25.00	$2.46	6/30/2010 11:50:26 AM
bazaar-ruler	$25.00	$25.00	6/30/2010 11:50:19 AM
honorable-vigilance	$25.00	$25.00	6/30/2010 8:57:58 AM
TOCPI	$25.00	$25.00	6/30/2010 10:51:11 AM
orange-dollar-guild	$50.00	$50.00	6/30/2010 1:41:52 PM
nickm690	$50.00	$50.00	6/30/2010 8:50:49 PM
olin5	$25.00	$25.00	6/30/2010 7:21:56 PM
improvman	$25.00	$25.00	6/30/2010 9:21:23 PM
Veiglcc	$25.00	$25.00	7/1/2010 6:52:14 AM
triumphant-bonus	$33.89	$33.89	7/1/2010 9:45:49 AM
127 bids
Borrower Payment Dependent Notes Series 463975
This series of Notes was issued and sold upon the funding of the borrower loan #43281, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$9,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Jun-25-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	13.85%	Starting borrower rate/APR:	14.85% / 17.02%	Starting monthly payment:	$328.62
Final lender yield:	13.85%	Final borrower rate/APR:	14.85% / 17.02%	Final monthly payment:	$328.62

Auction yield range:	5.98% - 13.85%	Estimated loss impact:	5.23%
Lender servicing fee:	1.00%	Estimated return:	8.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1989	Debt/Income ratio:	13%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 4	Length of status:	15y 11m
Credit score:	720-739 (Jun-2010)	Total credit lines:	22	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$7,875	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	59%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	22
Screen name:	wfcc	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	720-739 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	0 ( 0% )	720-739 (Dec-2009) 640-659 (Mar-2008)
Principal balance:	$2,014.35	31+ days late:	0 ( 0% )
Total payments billed:	26
Description
Final Debt Elimination Push
Purpose of loan:
This loan will be used to consolidate my last two credit debts so that I may close them and complete the process of eliminating my debt.

My financial situation:
I am applying for this loan in order to complete a final push to eliminate debt that I generated over a several year period in which I had to manage two major crises in my life - 1) a long nightmarish effort to obtain appropriate schooling and care for my special needs son and 2) a difficult divorce. Since I obtained my existing loan from Prosper almost two years ago, I have worked steadily to eliminate over 65% of my debt.

As background, I have two children ? a daughter age 12 and a son age 10. My son was born with severe cognitive and physical disabilities. A few years ago, I had to spend tremendous financial resources to obtain placement my son in the right school. He is now making great progress in his development. As a result, my expenses related to his care and schooling are now manageable and predictable. I just need to eliminate the debt I built up from this grueling process.

I am a very good candidate for several reasons:

1. I have a proven track record with Prosper as a reliable borrower
2. My debt is a one-time situation due a situation which has now been resolved
3. I have a long history of good credit prior to the issue I described above
4. I have a reliable, growing income with a strong, stable company

In sum, I am a stable, reliable professional who has experienced a major life-changing event which forced me into short-term debt. I appreciate your consideration.

Monthly net income: $ 7,400

Monthly expenses: approx. $6,000
Housing: $ 1,900
Insurance: $ 400
Car expenses: $0
Utilities: $ 200
Phone, cable, internet: $ 120
Food, entertainment: $? 400
Clothing, household expenses $ 300
Credit cards and other loans: $ 800
Child expenses: $1,900
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: Dear Toastmaster007 and everyone else, I absolutely promise to pay this loan back, no matter what. I fully recognize the leap of faith that all of you are taking and I take that very seriously. You are helping me work my way out of a life crisis, and for that I am deeply appreciative. I hope you will see my track record with Prosper - no payments missed for over 2 years - as one sign of my commitment to lenders. I will pay all of you back in full and on time. Thank you, Will. (Jun-29-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Pulchritudinous	$25.00	$25.00	6/25/2010 4:56:07 PM
orgy63	$25.00	$25.00	6/25/2010 4:56:44 PM
selector568	$132.84	$132.84	6/25/2010 4:57:26 PM
Comoparklender	$50.00	$50.00	6/25/2010 4:58:23 PM
reflective-rupee	$25.00	$25.00	6/25/2010 4:58:34 PM
simplelender80	$100.00	$100.00	6/25/2010 5:03:56 PM
riproaringrapids	$25.00	$25.00	6/25/2010 4:56:36 PM
orderly-loot	$25.00	$25.00	6/25/2010 4:56:38 PM
get30inc	$25.00	$25.00	6/25/2010 5:07:19 PM
the-transaction-stronghold	$25.00	$25.00	6/25/2010 5:02:38 PM
hrubinst	$25.00	$25.00	6/25/2010 5:03:42 PM
american6	$25.00	$25.00	6/25/2010 5:03:50 PM
mdreiss	$25.00	$25.00	6/25/2010 11:10:18 PM
g314	$25.18	$25.18	6/25/2010 11:10:32 PM
ommcd	$25.00	$25.00	6/25/2010 5:05:21 PM
PersonalBnkr	$25.00	$25.00	6/25/2010 5:05:38 PM
iLoaner	$25.00	$25.00	6/25/2010 11:23:13 PM
slartibardfast	$25.00	$25.00	6/25/2010 11:27:17 PM
anything-but-ordinary	$25.00	$25.00	6/25/2010 5:06:13 PM
Max8319	$25.00	$25.00	6/25/2010 5:06:58 PM
ichibon	$75.00	$75.00	6/25/2010 5:07:29 PM
tremendous-payment	$25.00	$25.00	6/25/2010 11:37:47 PM
blackstar	$25.00	$25.00	6/25/2010 5:06:57 PM
chestnut4	$25.00	$25.00	6/25/2010 11:38:05 PM
cello1	$25.00	$25.00	6/25/2010 11:38:56 PM
brightest-asset-healer	$25.00	$25.00	6/25/2010 6:29:25 PM
money_money	$50.00	$50.00	6/25/2010 5:55:05 PM
golden-investment	$25.00	$25.00	6/26/2010 6:35:23 AM
IIP77	$25.00	$25.00	6/26/2010 9:05:35 AM
stoopidnoodle	$25.00	$25.00	6/25/2010 10:34:50 PM
vegibenz	$25.00	$25.00	6/25/2010 10:41:54 PM
socalavi8tor	$25.00	$25.00	6/25/2010 10:53:53 PM
Aimvest	$25.00	$25.00	6/25/2010 11:10:46 PM
thunderd	$25.00	$25.00	6/25/2010 11:23:05 PM
FG9YTR	$25.00	$25.00	6/26/2010 1:09:28 PM
jdrez	$25.00	$25.00	6/26/2010 1:09:35 PM
shrewd-truth1	$25.00	$25.00	6/26/2010 1:09:42 PM
the-silver-blaster	$40.00	$40.00	6/26/2010 1:09:47 PM
kind-leverage-ringleader	$25.06	$25.06	6/25/2010 11:35:57 PM
boater01	$36.89	$36.89	6/25/2010 11:27:09 PM
rbb	$25.00	$25.00	6/25/2010 11:36:16 PM
tranquil-return4	$25.00	$25.00	6/25/2010 11:37:11 PM
dinero-speaker	$38.66	$38.66	6/25/2010 11:38:58 PM
piter-to-la-investment	$25.00	$25.00	6/25/2010 11:38:11 PM
seth70810	$100.00	$100.00	6/26/2010 2:27:34 AM
gulch	$25.94	$25.94	6/26/2010 2:39:25 AM
bxdoc	$34.30	$34.30	6/25/2010 11:38:53 PM
exciting-responsibility3	$25.00	$25.00	6/26/2010 4:15:19 PM
famous-bill	$50.00	$50.00	6/26/2010 6:04:43 AM
durability-mad-scientist4	$26.84	$26.84	6/26/2010 11:45:16 PM
time4aloan	$25.62	$25.62	6/26/2010 11:45:24 PM
money-bauble	$26.09	$26.09	6/26/2010 11:45:33 PM
gold-disk	$100.00	$100.00	6/26/2010 9:24:25 AM
Aberdeen	$400.00	$400.00	6/26/2010 11:45:49 PM
jfsllc	$40.83	$40.83	6/26/2010 9:34:26 AM
mcds	$25.00	$25.00	6/27/2010 8:19:24 AM
Galdis	$25.00	$25.00	6/27/2010 8:25:32 AM
logical-loyalty0	$25.00	$25.00	6/26/2010 12:05:18 PM
wise-spiritual-commitment	$38.04	$38.04	6/26/2010 1:09:33 PM
loot-heart	$50.00	$50.00	6/26/2010 1:09:39 PM
cash-spark3	$25.00	$25.00	6/26/2010 1:09:42 PM
naina_my_daughter	$25.00	$25.00	6/26/2010 1:09:25 PM
impressive-credit431	$25.79	$25.79	6/26/2010 1:09:31 PM
balanced-bill7	$100.00	$100.00	6/26/2010 1:09:43 PM
SNH	$50.00	$50.00	6/27/2010 10:26:53 AM
virtuous-platinum2	$50.00	$50.00	6/27/2010 11:39:34 AM
benefit-trident	$25.00	$25.00	6/27/2010 1:14:25 PM
McGrufus	$50.00	$50.00	6/27/2010 1:29:51 PM
AlexTrep	$25.00	$25.00	6/27/2010 2:09:26 PM
contract-eagle	$26.66	$26.66	6/26/2010 11:44:32 PM
Goodthing	$75.00	$75.00	6/26/2010 11:41:50 PM
treasure-transporter	$25.00	$25.00	6/26/2010 11:44:45 PM
worth-arch	$25.00	$25.00	6/26/2010 11:45:32 PM
shadargroup	$25.00	$25.00	6/27/2010 4:44:58 PM
credit-panda1	$50.00	$50.00	6/27/2010 11:00:08 AM
spirited-bazaar7	$50.00	$50.00	6/27/2010 12:19:26 PM
serpentine	$50.00	$50.00	6/27/2010 4:44:55 PM
svandgts	$34.97	$34.97	6/27/2010 4:44:57 PM
proper-penny7	$25.00	$25.00	6/27/2010 5:04:23 PM
Simply2fly	$25.00	$25.00	6/28/2010 10:04:33 AM
LittleMingo	$30.00	$30.00	6/28/2010 9:46:34 AM
a-wealth-visionary	$25.00	$25.00	6/28/2010 11:49:13 AM
djp127	$84.25	$84.25	6/28/2010 7:44:47 PM
balance-chestnut	$62.50	$62.50	6/30/2010 10:01:22 AM
economy-caper9	$25.00	$25.00	6/30/2010 8:39:39 AM
interact	$25.00	$25.00	6/30/2010 11:15:47 AM
orange-dollar-guild	$50.00	$50.00	6/30/2010 1:43:32 PM
red-favorable-basis	$25.00	$25.00	6/30/2010 9:57:06 AM
reflective-rupee	$25.00	$25.00	6/30/2010 3:21:40 PM
reflective-rupee	$25.00	$25.00	6/30/2010 3:20:58 PM
freefly67	$25.00	$25.00	6/30/2010 8:18:34 PM
VaVMer	$25.00	$25.00	7/1/2010 5:19:57 AM
sliverflipper	$50.00	$50.00	7/1/2010 6:12:51 AM
tedlo	$50.00	$50.00	7/1/2010 7:48:23 AM
point-mastery	$50.00	$50.00	7/1/2010 9:30:20 AM
Sven79	$50.00	$50.00	7/1/2010 4:10:41 PM
Havana21	$25.00	$25.00	6/25/2010 5:00:22 PM
personal-lender	$25.00	$25.00	6/25/2010 5:04:05 PM
successful-euro	$30.00	$30.00	6/25/2010 5:07:38 PM
radforj22	$25.00	$25.00	6/25/2010 5:08:01 PM
bountiful-durability	$50.00	$50.00	6/25/2010 4:59:14 PM
Beverly_Hills_Lender	$25.00	$25.00	6/25/2010 7:20:02 PM
samaritan5	$25.00	$25.00	6/25/2010 7:59:21 PM
heerzaquestion	$25.00	$25.00	6/25/2010 8:11:07 PM
dmfog	$25.00	$25.00	6/25/2010 8:34:24 PM
studious-bonus7	$50.00	$50.00	6/25/2010 5:03:26 PM
Avala	$50.00	$50.00	6/25/2010 5:03:44 PM
treasure-hunter270	$25.00	$25.00	6/25/2010 5:03:53 PM
syounker	$25.00	$25.00	6/25/2010 5:04:22 PM
enthralling-deal180	$100.00	$100.00	6/25/2010 5:04:37 PM
drenalin	$25.00	$25.00	6/25/2010 10:53:49 PM
movistar	$25.00	$25.00	6/25/2010 10:55:08 PM
Winsten	$50.00	$50.00	6/25/2010 5:04:43 PM
BlackFred	$25.00	$25.00	6/25/2010 11:07:37 PM
Dap2005	$25.00	$25.00	6/25/2010 11:10:49 PM
ray1051	$25.00	$25.00	6/25/2010 5:06:02 PM
life-is-great	$25.00	$25.00	6/25/2010 5:06:19 PM
kain11286	$25.00	$25.00	6/25/2010 11:22:04 PM
drumcorpsnut	$30.54	$30.54	6/25/2010 11:24:56 PM
success1001	$33.73	$33.73	6/25/2010 11:26:22 PM
dickfore	$25.00	$25.00	6/25/2010 5:06:11 PM
miket71	$48.36	$48.36	6/25/2010 11:27:20 PM
loan-kung-fu	$25.00	$25.00	6/25/2010 5:07:08 PM
first-upright-payout	$25.00	$25.00	6/25/2010 5:06:27 PM
bodascafe	$25.00	$25.00	6/25/2010 11:37:31 PM
Billfred	$25.00	$25.00	6/25/2010 11:37:45 PM
lucrative-loan	$50.00	$50.00	6/25/2010 11:38:00 PM
SCTrojangirl	$25.00	$25.00	6/25/2010 5:08:22 PM
ddibernardo	$25.00	$25.00	6/25/2010 5:08:31 PM
top-courteous-peso	$100.00	$100.00	6/25/2010 5:07:41 PM
Artist_Blue	$25.00	$25.00	6/25/2010 5:07:46 PM
a-finance-nirvana	$25.00	$25.00	6/25/2010 11:39:13 PM
godsost	$25.00	$25.00	6/26/2010 6:35:22 AM
What-goes-around-comes-around	$25.00	$25.00	6/25/2010 8:19:25 PM
poetic-yield3	$25.00	$25.00	6/25/2010 8:34:25 PM
kmr2	$42.52	$42.52	6/25/2010 8:29:27 PM
SummaCapital	$50.00	$50.00	6/26/2010 9:24:31 AM
bid-czar8	$100.00	$100.00	6/26/2010 9:55:23 AM
saysana	$25.00	$25.00	6/26/2010 10:34:59 AM
upc_tnt	$25.00	$25.00	6/25/2010 11:07:59 PM
Katburg	$35.00	$35.00	6/25/2010 11:10:42 PM
Cheburashka	$25.00	$25.00	6/25/2010 10:56:25 PM
hizzy	$25.00	$25.00	6/25/2010 11:11:00 PM
JonnyD	$25.00	$25.00	6/25/2010 11:09:51 PM
SDNLR	$25.00	$25.00	6/25/2010 11:10:44 PM
DcUnited	$30.00	$30.00	6/25/2010 11:11:53 PM
generous-deal6	$25.00	$25.00	6/26/2010 1:09:32 PM
trade-structure	$25.00	$25.00	6/26/2010 1:09:38 PM
new-return-faire	$50.00	$50.00	6/26/2010 1:09:44 PM
resplendent-moola	$25.00	$25.00	6/25/2010 11:35:55 PM
greenback-museum	$25.00	$25.00	6/26/2010 2:24:31 PM
mikrolown	$25.00	$25.00	6/25/2010 11:37:15 PM
1800porsche	$25.00	$25.00	6/26/2010 2:39:42 PM
visionary-community	$25.00	$25.00	6/25/2010 11:39:05 PM
treasure-bliss	$94.42	$94.42	6/25/2010 11:38:26 PM
loan-master996	$30.24	$30.24	6/25/2010 11:38:37 PM
mocrepsorp13	$25.00	$25.00	6/25/2010 11:38:50 PM
ddog0224	$25.00	$25.00	6/25/2010 11:39:11 PM
commanding-income774	$25.00	$25.00	6/26/2010 4:15:04 AM
trustworthy-fairness	$50.00	$50.00	6/26/2010 4:59:27 AM
successful-agreement7	$46.63	$46.63	6/26/2010 4:24:25 PM
william8	$25.00	$25.00	6/26/2010 5:20:00 AM
Oakland	$50.00	$50.00	6/26/2010 6:30:55 AM
monstersdad	$36.77	$36.77	6/26/2010 11:39:40 PM
inventive-exchange	$25.00	$25.00	6/26/2010 11:44:42 PM
GatorBux	$31.31	$31.31	6/26/2010 11:45:19 PM
bowdish1	$37.38	$37.38	6/26/2010 11:45:27 PM
cash-boots	$25.00	$25.00	6/26/2010 11:45:34 PM
thunder135	$25.14	$25.14	6/27/2010 6:39:31 AM
ThompsonCapital	$25.00	$25.00	6/26/2010 11:24:35 AM
hardwareman	$100.00	$100.00	6/27/2010 8:29:29 AM
gracej	$25.00	$25.00	6/26/2010 1:09:36 PM
cash-queen	$30.00	$30.00	6/27/2010 9:21:03 AM
investment-defender	$25.00	$25.00	6/26/2010 1:09:24 PM
halothane_logic	$25.00	$25.00	6/26/2010 1:09:27 PM
enthusiastic-balance5	$25.00	$25.00	6/26/2010 1:09:35 PM
bchen78875	$25.00	$25.00	6/27/2010 10:26:50 AM
afm	$100.00	$100.00	6/27/2010 10:27:45 AM
balance6	$25.00	$25.00	6/27/2010 10:35:08 AM
yield-seeker	$25.00	$25.00	6/26/2010 2:39:25 PM
bjr01	$25.00	$25.00	6/27/2010 11:01:37 AM
MusicMan09	$25.00	$25.00	6/26/2010 9:04:30 PM
runner262	$25.00	$25.00	6/26/2010 11:39:00 PM
turbolozano	$25.00	$25.00	6/26/2010 11:39:34 PM
logical-moola4	$49.02	$49.02	6/27/2010 3:54:24 PM
balance2	$25.62	$25.62	6/26/2010 11:44:40 PM
usedtoborrow	$100.00	$100.00	6/26/2010 11:45:10 PM
RSV	$25.00	$25.00	6/26/2010 11:44:47 PM
BuffetRocks	$32.24	$32.24	6/26/2010 11:45:26 PM
roman2008	$25.00	$25.00	6/26/2010 11:44:54 PM
Savings_EQ_Dignity	$26.82	$26.82	6/26/2010 11:45:36 PM
Phantom99	$25.00	$25.00	6/27/2010 4:35:00 PM
Peterman	$25.00	$25.00	6/26/2010 11:45:35 PM
inventive-wealth2	$25.00	$25.00	6/27/2010 4:35:02 AM
Gladglide	$40.00	$40.00	6/27/2010 4:44:53 PM
orange-preeminant-bill	$45.64	$45.64	6/27/2010 5:00:25 PM
riversmoke	$25.00	$25.00	6/27/2010 6:45:07 AM
mpactlender	$25.00	$25.00	6/27/2010 6:54:55 AM
CERTIFIED	$100.00	$100.00	6/27/2010 8:02:05 AM
grammaspurse	$25.00	$25.00	6/27/2010 5:11:39 PM
spiff666	$25.00	$25.00	6/27/2010 7:59:49 AM
cathexis	$50.00	$50.00	6/27/2010 9:21:06 AM
lloyd_s	$25.00	$25.00	6/27/2010 10:25:47 AM
UT-Longhorn	$25.00	$25.00	6/27/2010 12:55:53 PM
roboflare	$25.00	$25.00	6/27/2010 4:44:51 PM
openness-prospector	$25.00	$25.00	6/27/2010 4:44:59 PM
psa1995	$27.22	$27.22	6/27/2010 4:44:52 PM
hope-eagle6	$25.00	$25.00	6/27/2010 4:45:00 PM
steamboatgal	$25.00	$14.42	6/27/2010 5:24:34 PM
wwwUniversal	$25.00	$25.00	6/28/2010 8:56:08 AM
reflective-rupee	$25.00	$25.00	6/28/2010 12:55:21 PM
BobJohnson	$25.00	$25.00	6/28/2010 5:45:40 PM
green-rapid-openness	$100.00	$100.00	6/28/2010 9:39:53 PM
buckyhead2000	$25.00	$25.00	6/28/2010 11:55:15 PM
BrighterSuns	$25.00	$25.00	6/29/2010 5:31:39 AM
intuitive-bill	$25.00	$25.00	6/29/2010 12:41:30 PM
moneybags16	$25.00	$25.00	6/29/2010 11:15:23 AM
dontletmoneyfoolya	$50.00	$50.00	6/29/2010 1:35:33 PM
JohnQGalt	$30.00	$30.00	6/29/2010 5:25:03 PM
totoro	$25.00	$25.00	6/29/2010 11:20:52 PM
new-smart-fund	$50.00	$50.00	6/29/2010 11:50:42 PM
supreme-hope	$25.00	$25.00	6/30/2010 1:50:11 AM
KingCroesus	$25.00	$25.00	6/29/2010 11:49:11 PM
Milonguero	$100.00	$100.00	6/30/2010 6:36:56 AM
reflective-rupee	$25.00	$25.00	6/30/2010 3:21:17 PM
simiray	$25.00	$25.00	6/30/2010 3:32:06 PM
rockhound84	$25.00	$25.00	6/30/2010 4:50:39 PM
greenback-ally	$50.00	$50.00	6/30/2010 6:30:36 PM
MStackIV	$38.50	$38.50	6/30/2010 10:36:56 PM
thestartuplender	$25.00	$25.00	7/1/2010 5:57:22 AM
dano1965	$50.00	$50.00	7/1/2010 6:03:56 AM
stemper	$50.00	$50.00	6/30/2010 6:40:15 PM
cashasaurus0	$100.00	$100.00	7/1/2010 5:33:17 AM
thestartuplender	$25.00	$25.00	7/1/2010 5:56:16 AM
bluflame9940	$25.00	$25.00	7/1/2010 6:37:52 AM
cutter21	$25.00	$25.00	7/1/2010 2:34:47 PM
Money2Lend_U	$375.00	$375.00	7/1/2010 2:47:59 PM
cloud8	$30.07	$30.07	7/1/2010 3:09:24 PM
enthusiastic-balance5	$300.00	$300.00	7/1/2010 2:25:09 PM
ptjg	$27.95	$27.95	7/1/2010 12:20:11 PM
240 bids